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                                                         Exhibit No. EX-99.17(a)

LEADERSHIP Series

Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) Gartmore U.S. Growth Leaders Fund Gartmore Worldwide Leaders Fund

GARTMORE FUNDS                                             www.gartmorefunds.com

================================================================================

PROSPECTUS
March 1, 2003

                               [GRAPHIC OMITTED]

                                        As with all mutual funds, the Securities
                                        and Exchange Commission has not approved
                                        or disapproved these Funds' shares or
                                        determined whether this prospectus is
                                        complete or accurate. To state otherwise
GARTMORE                                is a crime.

--------------------------------------------------------------------------------
Look BEYOND (SM).

TABLE OF CONTENTS

================================================================================

FUND SUMMARIES ...................................................            3
Gartmore Nationwide Leaders Fund
(formerly Gartmore U.S. Leaders Fund)
Gartmore U.S. Growth Leaders Fund
Gartmore Worldwide Leaders Fund

MORE ABOUT THE FUNDS .............................................           14
Temporary Investments
Principal Investments and Techniques
Principal Risks

MANAGEMENT .......................................................           16
Investment Adviser-Gartmore Nationwide Leaders Funds and Gartmore U.S. Growth Leaders Fund
Investment Adviser-Gartmore Worldwide Leaders Fund
Subadviser-Gartmore Worldwide Leaders Fund

BUYING, SELLING AND EXCHANGING FUND SHARES .......................           18
Choosing a Share Class
Buying Shares
Selling Shares
Distribution Plan
Exchanging Shares

DISTRIBUTIONS AND TAXES ..........................................           26
Distributions of Income Dividends
Distributions of Capital Gains
Reinvesting Distributions
State and Local Taxes
Selling Fund Shares
Exchanging Fund Shares
Non-U.S. Investors

FINANCIAL HIGHLIGHTS .............................................           27

ADDITIONAL INFORMATION ...........................................   BACK COVER

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FUND SUMMARIES

================================================================================

This prospectus provides information about three funds (the "Funds") offered by Gartmore Mutual Funds. The following sections summarize key information about the Funds, including information regarding the investment objectives, principal strategies, principal risks, performance and fees for all the Funds. Each Fund's investment objective can be changed without shareholder approval. Use the summaries to compare the Funds with other mutual funds. More detailed information about the risks and investment techniques of the Funds can be found in "More About the Funds" beginning on page 14. "You" and "your" refer to potential investors and current shareholders of one or more of the Funds.

The Fund Summaries contain a discussion of the principal risks of investing in each Fund. As with any mutual fund, there can be no guarantee that a Fund will meet its objective or that a Fund's performance will be positive for any period of time.

A QUICK NOTE ABOUT SHARE CLASSES

Each Fund has four different share classes-Class A, Class B, Class C and Institutional Service Class. The fees, sales charges and expenses for each share class are different, but each share class of a particular Fund represents an investment in the same assets of that Fund. Having different share classes simply lets you choose the cost structure that's right for you.

Because these Funds invest in fewer underlying securities than most mutual funds, they each may present substantially higher risks and greater volatility than other funds. Each Fund is not appropriate for conservative investors. The fees and expenses for each Fund are set forth in the Fund Summaries. For more information about which share class is right for you, see "Buying, Selling and Exchanging Fund Shares-Choosing a Share Class" beginning on page 18.

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FUND SUMMARIES - GARTMORE NATIONWIDE LEADERS FUND
                 (FORMERLY GARTMORE U.S. LEADERS FUND)

================================================================================

OBJECTIVES AND PRINCIPAL STRATEGIES

The Fund seeks a high total return from a concentrated portfolio of U.S. securities.

To achieve its objective, the Fund typically invests at least 80% of its net assets in equity securities of U.S. Leaders, primarily in common stocks and convertible securities. The Fund's portfolio manager generally intends to be fully invested in these securities. The Fund's portfolio manager seeks companies which generally meet one of the following character traits:

..    above average revenue growth,
..    consistent earnings growth,
..    above average earnings growth, or
..    attractive valuation.

The Fund typically focuses its investments in a core group of 20 to 30 common stocks of larger capitalization companies. Because the Fund is non-diversified, it may invest a significant portion of its assets in the securities of a single issuer, or a small number of issuers. The Fund will primarily invest in common stocks of companies whose market capitalization at the time of investment is similar to the market capitalizations of companies in the S&P 500 Stock Index.

It usually will sell portfolio securities if:

..     The outlook of a company's earnings growth becomes less attractive,
..     More favorable opportunities are identified, or
..     There is a significant increase in share price.

PRINCIPAL RISKS

Because the value of your investment in the Fund will fluctuate, there is the risk that you will lose money. Your investment will decline in value if the value of the Fund's investments decreases. The value of your shares will also be impacted in part by the portfolio manager's ability to assess economic conditions and investment opportunities.

STOCK MARKET RISK. Stock market risk is the risk that the Fund could lose value if the individual stocks in which the Fund has invested or the overall stock markets in which they trade go down. Individual stocks and the overall stock markets may experience short-term volatility as well as extended periods of decline or little growth. Individual stocks are affected by factors such as corporate earnings, production, management and sales. Individual stocks may also be affected by the demand for a particular type of stock, such as growth stocks or the stocks of companies with a particular market capitalization or within a particular industry. Stock markets are affected by numerous factors, including interest rates, the outlook for corporate profits, the health of the national and world economies, national and world social and political events, and the fluctuations of other stock markets around the world.

NON-DIVERSIFIED FUND RISK. The Fund is non-diversified. In other words, it may hold larger positions in a smaller number of issuers than a diversified fund. As a result, the increase or decrease in value of the Fund's holdings in a single issuer may have a greater impact on the Fund's net asset value and total return. Since this Fund normally uses a core portfolio of approximately 20 to 30 stocks, this risk may be increased.

For more detailed information about the Fund's investments and risks, see "More About the Funds" on page 14.

TOTAL RETURN

Generally, total return means a combination of income and capital appreciation. In other words, the Fund looks for stocks and other securities that may pay dividends and other income, instead of relying solely on the security's prospects for increasing in value.

U.S. LEADERS

A U.S. Leader is defined as a U.S. company with a strong franchise capable of taking advantage of its positioning in the market-place. The rationale for investing in U.S. Leaders arises from the expectation that these companies will dominate their respective industries due to their reputation of having quality management and superior products and services. A company is considered to be a U.S. company if it is organized under the laws of the U.S., has a principal place of business in the U.S. or its stock is traded primarily in the U.S.

Market capitalization is a common way to measure the size of a company based on the price of its common stock; it is simply the number of outstanding shares of the company multiplied by the current share price.

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FUND SUMMARIES - GARTMORE NATIONWIDE LEADERS FUND
                 (FORMERLY GARTMORE U.S. LEADERS FUND)

================================================================================

PERFORMANCE

The following bar chart and table present the performance of the Fund. The bar chart shows the Fund's annual total return on a before-tax basis and without sales charges. The table shows the Fund's average annual total returns on a before-tax basis (and on an after-tax basis for Class A shares) for that time period compared to the returns of a broad-based securities index. The bar chart and table provide some indication of the risks of investing in the Fund. Remember, however, that past performance does not guarantee similar results in the future.

After-tax returns are shown for Class A shares only. After-tax returns for other classes will vary. After tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and aftertax returns shown are not relevant to investors who hold Fund shares through tax-derferred arrangements, such as qualified retirement plans.

ANNUAL RETURN-CLASS A SHARES(1) (YEAR ENDED DECEMBER 31)

[GRAPHIC OMITTED]

2002              -5.6%

Best Quarter:    10.22%  1st qtr of 2002
Worst Quarter:  -16.14%  3rd qtr of 2002

----------
1. This annual return does not include sales charges and does not reflect the effect of taxes. If the sales charges were included, the annual returns would be lower than those shown.

                                                                       Since
Average annual returns-as of December 31, 2002(1)          1 year   Inception(2)
                                                           ------   ------------
Class A shares - Before Taxes                              -10.94%    -11.18%
                                                           ------     ------
Class A shares - After Taxes on Distributions              -11.09%    -11.33%
                                                           ------     ------
Class A shares - After Taxes on Distributions
   and Sales of Shares(3)                                   -6.72%     -9.02%
                                                           ------     ------
Class B shares - Before Taxes                              -10.89%    -10.14%
                                                           ------     ------
Class C shares - Before Taxes                               -8.06%     -7.34%
                                                           ------     ------
Institutional Service Class shares - Before Taxes           -5.31%     -5.55%
                                                           ------     ------
S&P 500 Index(4)                                           -22.10%    -22.10%

----------
1. These returns reflect performance after sales charges, if any, and expenses are deducted.

2.   The Fund began operations on December 28, 2001.

3. "Class A shares-After Taxes on Distributions and Sale of Shares" is better than the performance for the same class before taxes because the calculations were made assuming that the taxes that would have been paid on distributions and other income of the shareholder could be offset by the taxes generated if the shares had been sold.

4. The S&P 500 Index is an unmanaged index of 500 widely held stocks of large U.S. companies. These returns do not include the effect of any sales charges or expenses. If sales charges or expenses were deducted, the actual return of this Index would be lower.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                                   Institutional
Shareholder Fees(1)                                                   Service
(paid directly from your             Class A   Class B   Class C       Class
investment)                           shares    shares    shares       shares
------------------------             -------   -------   -------   -------------
Maximum Sales Charge
   (Load) imposed on purchases
   (as a percentage of
   offering price)                     5.75%(2)  None      1.00%       None
                                       ----      ----      ----        ----
Maximum Deferred Sales
   Charge (Load) imposed
   on redemptions (as a
   percentage of original
   purchase price or sale
   proceeds, as applicable)            None(3)   5.00%(4)  1.00%(5)    None
                                       ----      ----      ----        ----
Redemption/Exchange Fee
   (as percentage of amount
   redeemed or exchanged)(6)           2.00%     2.00%     2.00%       2.00%
                                       ----      ----      ----        ----

                                                                   Institutional
                                                                      Service
Annual Fund Operating Expenses       Class A   Class B   Class C       Class
(deducted from Fund assets)           shares    shares    shares       shares
------------------------------       -------   -------   -------   -------------
Management Fees                        0.90%     0.90%     0.90%       0.90%
                                       ----      ----      ----        ----
Distribution and/or
   Service (12b-1) Fees                0.25%     1.00%     1.00%       None
                                       ----      ----      ----        ----
Other Expenses(7)                      3.93%     3.93%     3.93%       4.08%
                                       ====      ====      ====        ====
TOTAL ANNUAL FUND
   OPERATING EXPENSES                  5.08%     5.83%     5.83%       4.98%
                                       ----      ----      ----        ----
Amount of Fee
   Waiver/Expense
   Reimbursement                       3.63%     3.63%     3.63%       3.63%
                                       ----      ----      ----        ----
Total Annual
   Fund Operating
   Expenses (After
   Waivers/Reimbursements)(8)          1.45%     2.20%     2.20%       1.35%

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----------
1 If you buy and sell shares through a broker or other financial intermediary, they may also charge you a separate transaction fee.

2 As the amount of your investment increases, the sales charge imposed on the purchase of Class A shares decreases. For more information, see "Buying, Selling and Exchanging Fund Shares-Buying Shares-Class A and Class C shares" on page 20.

3 A contingent deferred sales charge ("CDSC") of up to 1% may be imposed on certain redemptions of Class A shares purchased without a sales charge and for which a finder's fee was paid. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22, and "Buying, Selling and Exchanging Fund Shares-Buying Shares-Class A Purchases not Subject to a Sales Charge" beginning on page 20.

4 A CDSC ranging from 5% to 1% is charged when you sell Class B shares within the first six years of purchase. Class B shares are converted to Class A shares after you have held them for seven years. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge
     (CDSC) on Class A, Class B and Class C shares" on page 22.

5 A CDSC of 1% is charged when you sell Class C shares within the first year after purchase. See "Buying, Selling and Exchanging Fund Shares- Selling Shares-Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22.

6 A redemption/exchange fee of 2.00% will be charged for any shares redeemed or exchanged within 30 days after the date they were acquired. This fee does not apply to shares purchased through reinvested dividends or capital gains or shares held in certain omnibus accounts or retirement plans that cannot implement the fee. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Redemption Fees" on page 23 and "Buying, Selling and Exchanging Fund Shares-Exchanging Shares-Excessive Exchange Activity" on page 25.

7. "Other Expenses" have been restated to reflect revised fees under the Fund's fund administration, transfer agency and custody agreements and other fee changes implemented for the current fiscal year.

8 GMF and the Fund have entered into a written contract limiting operating expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses, Rule 12b-1 fees and administrative services fees) from exceeding 1.20% for each Class at least through February 29, 2004. The Fund is authorized to reimburse GMF for management fees previously waived and/or for the cost of other expenses paid by GMF provided that any such reimbursement will not cause the Fund to exceed the expense limitations noted above. The Fund's ability to reimburse GMF in this manner only applies to fees paid or reimbursements made by GMF at some time within the first five years from the time the Fund commenced operations.

EXAMPLE

This example shows what you could pay in expenses over time. You can also use this example to compare the cost of this Fund with other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. It assumes a 5% return each year, no changes in expenses and the expense limitations for one year only. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                        1 year     3 years   5 years   10 years
                        ------     -------   -------   --------
Class A Shares           $714(1)    $1,705    $2,694    $5,160
                         ----       ------    ------    ------
Class B Shares           $723       $1,712    $2,781    $5,210
                         ----       ------    ------    ------
Class C Shares           $423       $1,498    $2,655    $5,465
                         ----       ------    ------    ------
Institutional Service
Class Shares             $137       $1,170    $2,203    $4,787

You would pay the following expenses on the same investment if you did not sell your shares(2):

                        1 year     3 years   5 years   10 years
                        ------     -------   -------   --------
Class B shares           $223       $1,412    $2,581    $5,210
                         ----       ------    ------    ------
Class C shares           $321       $1,498    $2,655    $5,465

----------
1    Assumes a CDSC will not apply.

2 Expenses paid on the same investment in Class A (unless you are subject to a CDSC for a purchase of $1,000,000 or more) and Institutional Service Class shares do not change whether or not you sell your shares.

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FUND SUMMARIES - GARTMORE U.S. GROWTH LEADERS FUND

================================================================================

OBJECTIVE AND PRINCIPAL STRATEGIES

The Fund seeks long-term growth.

To achieve its objective, under normal conditions the Fund invests at least 80% of its net assets in equity securities of U.S. Growth Leaders. The portfolio managers generally intend to be fully invested in these securities. The Fund's portfolio managers look for companies whose earnings are expected to grow faster than other companies in the market. The Fund typically focuses its investments in a core group of 20 to 30 common stocks of larger capitalization companies.

Because the Fund is nondiversified, it may invest a significant portion of its assets in the securities of a single issuer, or a small number of issuers.

The Fund will primarily invest in common stocks of companies whose market capitalization at the time of investment is similar to the market capitalizations of companies in the S&P 500 Index.

The Fund's portfolio manager usually will sell portfolio securities if:

..      The outlook of a company's earnings growth becomes less attractive.
..      Morefavorable opportunities are identified.
..      The price of the security is overvalued.

The Fund will invest 25% or more of its assets in a group of companies in software and related technology industries.

The portfolio managers' buy/sell strategy is not limited by the turnover rate of the Fund's portfolio. The portfolio managers participate in frequent portfolio transactions, which will lead to higher transaction costs, if the portfolio managers believe that either the long- or short-term benefits of frequent portfolio trading outweigh such costs.

The Fund may also invest in indexed/structured securities, options, futures, swaps and other types of derivatives for hedging purposes or non-hedging purposes such as seeking to enhance return. The Fund may also engage in short selling. See the Statement of Additional Information ("SAI") for a discussion of these securities.

PRINCIPAL RISKS

Because the value of your investment in the Fund will fluctuate, there is the risk that you will lose money. Your investment will decline in value if the value of the Fund's investments decreases. The value of your shares will also be impacted in part by the portfolio managers' ability to assess economic conditions and investment opportunities.

STOCK MARKET RISK. Stock market risk is the risk that the Fund could lose value if the individual stocks in which the Fund has invested or the overall stock markets in which they trade go down. Individual stocks and the overall stock markets may experience short-term volatility as well as extended periods of decline or little growth. Individual stocks are affected by factors such as corporate earnings, production, management and sales. Individual stocks may also be affected by the demand for a particular type of stock, such as growth stocks or the stocks of companies with a particular market capitalization or within a particular industry. Stock markets are affected by numerous factors, including interest rates, the outlook for corporate profits, the health of the national and world economies, national and world social and political events, and the fluctuations of other stock markets around the world.

MARKET TRENDS RISK. Different types of stocks tend to shift into and out of favor with stock market investors depending on market and economic conditions. For instance, from time to time the stock market may not favor growth-oriented stocks. Rather, the market could favor value stocks or may not favor equity securities at all. Accordingly, since the Fund focuses on growth-style stocks, performance may at times be better or worse than the performance of stock funds that focus on other types of stocks, or that have a broader investment style.

DERIVATIVES RISK. The Fund may invest in derivatives. A derivative is a contract whose value is based on the performance of an underlying financial asset, index or other investment. An investment in derivatives can have an impact on market, currency and interest rate exposure. Using derivatives can disproportionately increase losses and reduce opportunities for gains when security prices, currency rates or interest rates are changing in unexpected ways. An over-the-counter derivative contract presents the same types of default risks if the party which has contracted with the Fund fails to fulfill its obligations to the Fund. Derivatives can make the Fund less liquid and harder to value, especial-ly in declining markets. Also, the Fund may suffer disproportionately heavy losses relative to the amount of its investments in derivative contracts. Lastly, changes in the value of derivative contracts or other hedging instruments may not match or fully offset changes on the value of the hedged portfolio securities.

U.S. GROWTH LEADERS

A U.S. Growth Leader is defined as a U.S. company with a strong and improving franchise that is well positioned to take advantage of growth opportunities. The rationale for investing in U.S. Growth Leaders arises from the expectation that these companies, which will demonstrate high growth potential, will dominate their respective industries due to their reputation of having quality management and superior products and services. A company is considered to be a U.S. company if it is organized under the laws of the U.S., has a principal place of business in the U.S. or its stock is traded primarily in the U.S.

MARKET CAPITALIZATION

Market capitalization is a common way to measure the size of a company based on the price of its common stock; it is simply the number of outstanding shares of the company multiplied by the current share price.

================================================================================

NON-DIVERSIFIED FUND RISK. The Fund is non-diversified. In other words, it may hold larger positions in a smaller number of issuers than a diversified fund. As a result, the increase or decrease in value of the Fund's holdings in a single issuer may have a greater impact on the Fund's net asset value and total return. Since this Fund normally uses a core portfolio of approximately 20 to 30 stocks, this risk may be increased.

CONCENTRATION RISK. The Fund will invest 25% or more of its assets in a group of companies in software and related technology industries. This ability to invest in a more concentrated range of securities than other mutual funds increases the risk and potential of the Fund. With a concentrated portfolio of securities, it is possible that the Fund could have returns that are significantly more volatile than broad based market indices and other more diversified mutual funds due to the market movement of the particular industry of concentration. In addition to these general risk factors, the Fund may be especially susceptible to factors affecting software and other technology-related sectors, such as abrupt or erratic price movements due to the rapid pace of product change and development and significant competition pressures.

PORTFOLIO TURNOVER RISK. The portfolio managers may engage in active and frequent trading of all or part of the securities of the Fund if they believe that doing so is in the best interest of the Fund. A higher portfolio turnover rate may result in higher transaction costs for the Fund, and may increase the volatility of the Fund. In addition, a higher portfolio turnover rate may cause a shareholder to have additional tax consequences as a result of owning shares in the Fund.

SHORT SALES RISK. Short sales are the sale of a security the Fund does not currently own in the hope of buying the same security at a later date at a lower price. The Fund is required to borrow the security to deliver it to the buyer and is obligated to return the security to the lender at some later date. Short sales involve the risk that the price of the security sold short increases from the time the security is sold short and the date the Fund purchases the security to replace the borowed security. Any such loss is increased by the amount of premium or interest the Fund must pay to the lender of the security. Likewise, any gain will be decreased by the amount of premium or interest the Fund must pay to the lender of the security. The Fund is also required to segregate other assets on its books to cover its obligation to return the security to the lender which means that those other assets may not be available to meet the Fund's needs for immediate cash or other liquidity.

The Fund's investment performance may also suffer if the Fund is required to close out a short position earlier than it had intended. This would occur if the securities lender required the Fund to deliver the securities the Fund borrowed at the commencement of the short sale and the Fund was unable to borrow the securities from another securities lender.

For more detailed information about the Fund's investments and risks, see "More About the Funds" on page 14.

PERFORMANCE

The following bar chart and table show two aspects of the Fund: volatility and performance. The bar chart shows the volatility - or variability - of the Fund's annual total returns over time, and shows that Fund performance can change from year to year. These returns are shown on a before-tax basis and without sales charges. The table shows the Fund's average annual total returns on a before-tax basis (and on an after-tax basis for Class A shares) for certain time periods compared to the returns of a broad-based securities index. The bar chart and table provide some indication of the risks of investing in the Fund. Remember, however, that past performance does not guarantee similar results in the future.

After-tax returns are shown for Class A shares only. After-tax returns for other classes will vary. After tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Fund shares through tax-derferred arrangements, such as qualified retirement plans.

ANNUAL RETURN-CLASS A SHARES(1) (YEAR ENDED DECEMBER 31)

[GRAPHIC OMITTED]

2001             -14.16%
2002             -22.99%

Best Quarter:     34.03%  4th qtr of 2001
Worst Quarter:   -32.08%  1st qtr of 2001

FUND SUMMARIES - GARTMORE U.S. GROWTH LEADERS FUND

================================================================================

----------
1. This annual return does not include sales charges and does not reflect the effect of taxes. If the sales charges were included, the annual returns would be lower than those shown.

                                                                       Since
Average annual returns-as of December 31, 2002(1)          1 year   Inception(2)
-------------------------------------------------------    ------   ------------
Class A shares - Before Taxes                              -27.39%    -21.86%
Class A shares - After Taxes on Distributions              -27.37%    -22.93%
                                                           ------     ------
Class A shares - After Taxes on Distributions
   and Sales of Shares(3)                                  -16.82%    -16.94%
                                                           ------     ------
Class B shares - Before Taxes                              -27.23%    -21.43%
                                                           ------     ------
Class C shares - Before Taxes(4)                           -25.02%    -20.65%
                                                           ------     ------
Institutional Service Class shares - Before Taxes          -22.69%    -19.64%
                                                           ------     ------
S&P 500 Index(5)                                           -22.10%    -17.06%

----------
1. These returns reflect performance after sales charges, if any, and expenses are deducted.

2.   The Fund began operations on June 30, 2000.

3. The performance for "Class A shares - After Taxes on Distributions and Sale of Shares" is better than the performance for the same class before taxes because the calculations were made assuming that the taxes that would have been paid on distributions and other income of the shareholder could be offset by the losses generated if the shares had been sold.

4. These returns are based on the performance of the Fund's Class B shares, which was achieved prior to the creation of Class C shares, through March 1, 2001. Excluding the effects of any fee waivers or reimbursements, Class B shares' average annual total returns are similar to what Class C shares would have produced because Class C shares invest in, or will invest in, the same portfolio of securities as Class B shares. For Class C shares, these returns have been restated for sales charges and have the same expenses after any fee waivers or reimbursements.

5. The Standard & Poor's 500 Index is an unmanaged index of 500 widely held stocks of large U.S. companies that gives a broad look at how the stock prices of large U.S. companies have performed. These returns do not include the effect of any sales charges or expenses. If sales charges and expenses were deducted, the actual return of this Index would be lower.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                                   Institutional
Shareholder Fees(1)                                                   Service
(paid directly from                  Class A   Class B   Class C       Class
your investment)                      shares    shares    shares      shares
-------------------                  -------   -------   -------   -------------
Maximum Sales Charge
   (Load) imposed on
   purchases (as a percentage
   of offering price)                5.75%(2)    None    1.00%         None
                                     ----      -----     ----          ----
Maximum Deferred Sales
   Charge (Load) imposed on
   redemptions (as a
   percentage of original
   purchase price or sale
   proceeds, as applicable)          None(3)   5.00%(4)  1.00%(5)      None
                                     ----      -----     ----          ----
Redemption/Exchange Fee
   (as percentage of amount
   redeemed or exchanged)(6)         2.00%     2.00%     2.00%         2.00%
                                     ----      -----     ----          ----

                                                                   Institutional
Annual Fund Operating                                                 Service
Expenses (deducted from Fund         Class A   Class B   Class C       Class
assets)                              shares    shares    shares      shares
-----------------------------        -------   -------   -------   -------------
Management Fees(7)                    0.93%     0.93%     0.93%        0.93%
                                      ----      ----      ----         ----
Distribution and/or
   Service (12b-1) Fees               0.25%     1.00%     1.00%        None
Other Expenses(8)                     1.45%     1.45%     1.45%        1.47%
                                      ====      ====      ====         ====
TOTAL ANNUAL FUND                     2.63%     3.38%     3.38%        2.40%
OPERATING EXPENSES
                                      ----      ----      ----         ----
Amount of Fee                         1.08%     1.08%     1.08%        1.08%
   Waiver/Expense
   Reimbursement
                                      ----      ----      ----         ----
Total Annual
   Fund Operating
   Expenses (After
   Waivers/Reimbursements)(9)         1.55%     2.30%     2.30%        1.32%

----------
1 If you buy and sell shares through a broker or other financial intermediary, they may also charge you a separate transaction fee.

2 As the amount of your investment increases, the sales charge imposed on the purchase of Class A shares decreases. For more information, see "Buying, Selling and Exchanging Fund Shares-Buying Shares-Front-end Sales Charges-Class A and Class C shares" on page 20.

3 A CDSC of up to 1% may be imposed on certain redemptions of Class A shares purchased without a sales charge and for which a finder's fee was paid. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22, and "Buying, Selling and Exchanging Fund Shares-Buying Shares-Class A Purchases not Subject to a Sales Charge" beginning on page 20.

================================================================================

4 A CDSC ranging from 5% to 1% is charged when you sell Class B shares within the first six years of purchase. Class B shares are converted to Class A shares after you have held them for seven years. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge
     (CDSC) on Class A, Class B and Class C shares" on page 22.

5 A CDSC of 1% is charged when you sell Class C shares within the first year after purchase. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22.

6 A redemption/exchange fee of 2.00% will be charged for any shares redeemed or exchanged within 30 days after the date they were acquired. This fee does not apply to shares purchased through reinvested dividends or capital gains or shares held in certain omnibus accounts or retirement plans that cannot implement the fee. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Redemption Fees" on page 23 and "Buying, Selling and Exchanging Fund Shares-Exchanging Shares-Excessive Exchange Activity" on page 25.

7 The management fee given above is a base fee and may be higher or lower depending upon the Fund's performance relative to its benchmark, the S&P 500 Index. For more information concerning this Fund see the section entitled "Management" on page 16.

8 "Other Expenses" have been restated to reflect revised fees under the Fund's fund administration, transfer agency and custody agreements and other fee changes implemented for the current fiscal year.

9 GMF and the Fund have entered into a written contract limiting operating expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses, Rule 12b-1 fees and administrative services fees) from exceeding 1.30% for Class A, Class B, Class C and Institutional Service Class shares at least through February 29, 2004. The Fund is authorized to reimburse GMF for management fees previously waived and/or for the cost of Other Expenses paid by GMF provided that any such reimbursement will not cause the Fund to exceed the expense limitations noted above. If the maximum amount of 12b-1 fees and administrative service fees were charged, the "Total Annual Fund Operating Expenses" could increase to 1.80% for Class A, 2.30% for Class B and Class C and 1.55% for Institutional Service Class shares before GMF would be required to limit the Fund's expenses.

The Fund's ability to reimburse GMF in this manner only applies to fees paid or reimbursements made by GMF at some time within the first five years from the time the Fund commenced operations.

EXAMPLE

This example shows what you could pay in expenses over time. You can also use this example to compare the cost of this Fund with other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. It assumes a 5% return each year, no changes in expenses and the expense limitations for one year only. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                          1 year    3 years   5 years   10 years
                                          ------    -------   -------   --------
Class A shares                             $724(1)   $1,249    $1,799    $3,293
                                           ----      ------    ------    ------
Class B shares                             $733      $1,239    $1,867    $3,344
                                           ----      ------    ------    ------
Class C shares                             $432      $1,029    $1,751    $3,659
                                           ----      ------    ------    ------
Institutional Service                      $134      $  645    $1,183    $2,654
   Class shares

You would pay the following expenses on the same investment if you did not sell your shares(2):

                                           1 year   3 years   5 years   10 years
                                           ------   -------   -------   --------
Class B shares                              $233     $  939    $1,667    $3,344
                                            ----     ------    ------    ------
Class C shares                              $331     $1,029    $1,751    $3,659

----------
1    Assumes a CDSC will not apply.

2 Expenses paid on the same investment in Class A (unless you are subject to a CDSC for a purchase of $1,000,000 or more) and Institutional Service Class shares do not change whether or not you sell your shares.

FUND SUMMARIES - GARTMORE WORLDWIDE LEADERS FUND

================================================================================

OBJECTIVE AND PRINCIPAL STRATEGIES

The Fund seeks long term capital growth.

Gartmore Global Asset Management Trust ("GGAMT"), the Fund's investment adviser, has chosen Gartmore Global Partners ("GGP") as a subadviser to manage the Fund's portfolio on a day-to-day basis. To achieve its objective, under normal conditions the Fund invests at least 80% of its net assets in equity securities of companies throughout the world, including the U.S. Some of the companies will be multinational companies operating throughout the world, while others will be located in, and tied economically primarily to, one country. Under normal conditions, the Fund will be invested in securities from at least three different countries.

GGP chooses equity securities of companies that it considers to be "worldwide leaders." Specifically, through its research process, GGP looks to evaluate which industries offer the most attractive growth rates and which companies have earnings growth potential greater than that expected by the stock markets in which the Fund's securities are traded.

Because the Fund is non-diversified, it may invest a significant portion of its assets in the securities of a single issuer, or a small number of issuers. The Fund will typically invest in securities issued by approximately 30 companies.

GGP primarily invests in equity securities, which may include common stocks, preferred stocks, equity interests in investment funds or trusts, convertible securities, warrants, real estate investment trust securities and depositary receipts for any of the foregoing.

The Fund may also invest in securities that are not part of its principal investment strategies as described above, but it will not hold more than 10% of its assets in any one type of these securities. See the SAI for a discussion of these securities.

The heart of GGP's investment philosophy lies in the discovery of the unexpected; the ability of a company's earnings to exceed or be sustained beyond market expectations. Share prices usually reflect what the market expects. GGP seeks out companies where it believes the market has underestimated the prospects for earnings growth. Just as importantly, GGP avoids those where future earnings are likely to disappoint.

To be successful, GGP must have confidence in its views. GGP achieves this through proprietary research to form an independent perspective. This independent perspective is the basis of its valuation. GGP compares its valuation to the market to pinpoint those companies whose prospects are better or worse than the consensus. GGP generates outperformance by exploiting the gap between its view and the market's.

GGP's buy/sell strategy is not limited by the turnover rate of the Fund's portfolio. GGP may participate in frequent portfolio transactions, which will lead to higher transaction costs, if it believes that either the long- or short-term benefits of frequent portfolio trading outweigh such costs.

PRINCIPAL RISKS

Because the value of your investment in the Fund will fluctuate, there is the risk that you will lose money. Your investment will decline in value if the value of the Fund's investments decreases. The value of your shares will also be impacted in part by GGP's ability to assess economic conditions and investment opportunities.

FOREIGN RISK. Investments in foreign securities involve special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, and delayed settlement. To the extent that the Fund invests in countries with emerging markets, the foreign securities risks are magnified since these countries may have unstable governments, more volatile currencies and less established markets.

STOCK MARKET RISK. Stock market risk is the risk that the Fund could lose value if the individual stocks in which the Fund has invested or the overall stock markets in which they trade go down. Individual stocks and the overall stock markets may experience short-term volatility as well as extended periods of decline or little growth. Individual stocks are affected by factors such as corporate earnings, production, management and sales. Individual stocks may also be affected by the demand for a particular type of stock, such as growth stocks or the stocks of companies with a particular market capitalization or within a particular industry. Stock markets are affected by numerous factors, including interest rates, the outlook for corporate profits, the health of the national and world economies, national and world social and political events, and the fluctuations of other stock markets around the world.

A "WORLDWIDE LEADER" is a company located anywhere in the world that, based on GGP's assessment, is well positioned to take advantage of growth opportunities in its industry. The "worldwide leaders," in which the Fund will invest, will include equity securities of both companies that GGP believes offer long-term, strategic growth opportunities because of their strong competitive advantage within key growth segments and those of companies that GGP believes offer short-term tactical opportunities based on current circumstances. GGP will vary the combination of securities chosen for the Fund based on market conditions and the opportunities available.

================================================================================

MARKET TRENDS RISK. Different types of stocks tend to shift into and out of favor with stock market investors depending on market and economic conditions. For instance, from time to time the stock market may not favor growth-oriented stocks. Rather, the market could favor value stocks or may not favor equity securities at all. Accordingly, since the Fund focuses on growth-style stocks, performance may at times be better or worse than the performance of stock funds that focus on other types of stocks, or that have a broader investment style. NON-DIVERSIFIED FUND RISK. The Fund is non-diversified. In other words, it may hold larger positions in a smaller number of issuers than a diversified fund. As a result, the increase or decrease in value of the Fund's holdings in a single issuer may have a greater impact on the Fund's net asset value and total return. Since this Fund normally uses a core portfolio of approximately 30 stocks, this risk may be increased.

PORTFOLIO TURNOVER RISK. GGP may engage in active and frequent trading of all or part of the securities of the Fund if it believes that doing so is in the best interest of the Fund. A higher portfolio turnover rate may result in higher transaction costs for the Fund and may increase the volatility of the Fund. In addition, a higher portfolio turnover rate may cause a shareholder to have additional tax consequences as a result of owning shares of the Fund.

For more detailed information about the Fund's investments and risks, see "More About the Funds" beginning on page 14.

PERFORMANCE

The following bar chart and table show two aspects of the Fund: volatility and performance. The bar chart shows the volatility - or variability - of the Fund's annual total returns over time, and shows that Fund performance can change from year to year. These returns are shown on a before-tax basis and without sales charges. The table shows the Fund's average annual total returns on a before-tax basis (and on an after-tax basis for Class A shares) for that certain time period compared to the returns of a broad-based securities index. The bar chart and table provide some indication of the risks of investing in the Fund. Remember, however, that past performance does not guarantee similar results in the future.

After-tax returns are shown for Class A shares only. After-tax returns for other classes will vary. After tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Fund shares through tax-derferred arrangements, such as qualified retirement plans.

ANNUAL RETURN - CLASS A SHARES(1) (YEAR ENDED DECEMBER 31)

[GRAPHIC OMITTED]

2001             -18.78%
2002              -22.5%

Best Quarter:      7.03%  4th qtr of 2001
Worst Quarter:   -18.41%  3rd qtr of 2002

----------------
1. This annual return does not include sales charges and does not reflect the effect of taxes. If the sales charges were included, the annual returns would be lower than those shown.

Average annual returns-                                         Since
as of December 31, 2002(1)                          1 year   Inception(2)
--------------------------                          ------   ------------
Class A shares - Before Taxes                       -23.45%     -25.58%
                                                    ------      ------
Class A shares - After Taxes on Distributions       -23.45%     -25.58%
                                                    ------      ------
Class A shares - After Taxes on Distributions
   and Sale of Shares(3)                            -14.40%     -19.57%
                                                    ------      ------
Class B shares - Before Taxes                       -23.33%     -25.20%
                                                    ------      ------
Class C shares - Before Taxes(4)                    -20.86%     -24.36%
                                                    ------      ------
Institutional Service Class shares - Before Taxes   -18.54%     -23.42%
                                                    ------      ------
Morgan Stanley Capital World Index(5)               -19.54%     -18.13%

----------
1 These returns reflect performance after sales charges, if any, and expenses are deducted.

2    The Fund began operations on August 30, 2000.

3 The performance for "Class A shares - After Taxes on Distributions and Sale of Shares" is better than the performance for the same class before taxes because the calculations were made assuming that the taxes that would have been paid on distributions and other income of the shareholder could be offset by the losses generated if the shares had been sold.

4 These returns are based on the performance of the Fund's Class B shares, which was achieved prior to the creation of Class C shares, through March 1, 2001. Excluding the effects of any fee waivers or reimbursements, Class B shares' average annual total returns are similar to what Class C shares would have produced because Class C shares invest in the same portfolio of securities as Class B shares. For Class C shares, these returns have been restated for sales charges and have the same expenses after fee waivers or reimbursements.

FUND SUMMARIES - GARTMORE WORLDWIDE LEADERS FUND

================================================================================

5 The Morgan Stanley Capital International ("MSCI") World Index-an unmanaged index of companies whose securities are listed on the stock exchanges of the U.S., Europe, Canada, Australia and the Far East-gives a broad look at how the stock prices of these companies have performed. Unlike mutual funds, the MSCI World Index does not incur expenses. If expenses were deducted, the actual returns of this Index would be lower.

FEES AND EXPENSES

This table describes the fees and expenses that you may pay when buying and holding shares of the Fund.

                                                                  Institutional
Shareholder Fees(1)                                                  Service
(paid directly from your         Class A    Class B    Class C       Class
investment)                       shares     shares     shares       shares
------------------------         -------    -------    -------    -------------
Maximum Sales Charge
   (Load) imposed on
   purchases (as a percentage
   of offering price)             5.75%(2)    None      1.00%          None
                                  ----         ----     ----           ----
Maximum Deferred Sales
   Charge (Load) imposed on
   redemptions (as a
   percentage of original
   purchase price or sale
   proceeds, as applicable)       None(3)     5.00%(4)  1.00%(5)       None
                                  ----        ----      ----           ----
Redemption/Exchange Fee
   (as a percentage of amount
   redeemed or exchanged)(6)      2.00%       2.00%     2.00%          2.00%
                                  ----        ----      ----           ----

                                                               Institutional
                                                                  Service
Annual Fund Operating Expenses   Class A   Class B   Class C       Class
(deducted from Fund assets)       shares    shares    shares       shares
------------------------------   -------   -------   -------   -------------
Management Fees                    1.00%     1.00%     1.00%        1.00%
   Distribution and/or
   Service (12b-1) Fees            0.25%     1.00%     1.00%        None
                                   ----      ----      ----         -----
Other Expenses(7)                  1.14%     1.14%     1.14%        1.14%
                                   ====      ====      ====         =====
TOTAL ANNUAL FUND
   OPERATING EXPENSES              2.39%     3.14%     3.14%        2.14
Amount of Fee
   Waiver/Expense
   Reimbursement                   0.74%     0.74%     0.74%        0.74%
                                   ----      ----      ----         -----
Total Annual
   Fund Operating
   Expenses (After
   Waiver/Reimbursements)(8)       1.65%     2.40%     2.40%        1.40%
                                   ----      ----      ----         -----

----------
1 If you buy and sell shares through a broker or other financial intermediary, they may also charge you a separate transaction fee.

2 As the amount of your investment increases, the sales charge imposed on the purchase of Class A shares decreases. For more information, see "Buying, Selling and Exchanging Fund Shares-Buying Shares-Front- end Sales Charges-Class A and Class C shares" on page 20.

3 A CDSC of up to 1% may be imposed on certain redemptions of Class A shares purchased without a sales charge and for which a finders fee was paid. See "Buying, Selling and Exchanging Fund Shares-Selling Shares- Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22 and, "Buying, Selling and Exchanging Fund Shares- Buying Shares-Class A Purchases not Subject to a Sales Charge" beginning on page 20.

4 A CDSC ranging from 5% to 1% is charged when you sell Class B shares within the first six years of purchase. Class B shares are converted to Class A shares after you have held them for seven years. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Contingent deferred sales charge
     (CDSC) on Class A, Class B and Class C shares" on page 22.

5 A CDSC of 1% is charged when you sell Class C shares within the first year after purchase. See "Buying, Selling and Exchanging Fund Shares- Selling Shares-Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" on page 22.

6 A redemption/exchange fee of 2.00% will be charged for any shares redeemed or exchanged within 90 days after the date they were acquired. This fee does not apply to shares purchased through reinvested dividends or capital gains or shares held in certain omnibus accounts or retirement plans that cannot implement the fee. See "Buying, Selling and Exchanging Fund Shares-Selling Shares-Redemption Fees" on page 23 and "Buying, Selling and Exchanging Fund Shares-Exchanging Shares- Excessive Exchange Activity" on page 25.

7 "Other Expenses" have been restated to reflect revised fees under the Fund's fund administration, transfer agency and custody agreements and other fee changes implemented for the current fiscal year.

8 GGAMT and the Fund have entered into a written contract limiting operating expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses, Rule 12b-1 fees and administrative services fees) from exceeding 1.40% for Class A, B, C and Institutional Service Class shares at least through February 29, 2004.If the maximum amount of 12b-1 fees and administrative service fees were charged, the "Total Annual Fund Operating Expenses" could increase to 1.80% for Class A, 2.30% for Class B and Class C and 1.55% for Institutional Service Class shares before GGAMT would be required to limit the Fund's expenses.The Fund is authorized to reimburse GGAMT for management fees previously waived and/or for the cost of Other Expenses paid by GGAMT provided that any such reimbursement will not cause the Fund to exceed the expense limitations noted above. The Fund's ability to reimburse GMF in this manner only applies to fees paid or reimbursements made by GMF at some time within the first five years from the time the Fund commenced operations.

================================================================================

EXAMPLE

This example shows what you could pay in expenses over time. You can also use this example to compare the costs of this Fund with other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. It assumes a 5% return each year, no changes in expenses and the expense limitations for one year only. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                        1 year    3 years   5 years   10 years
                        ------    -------   -------   --------
Class A shares           $733(1)   $1,211    $1,714    $3,091
                         ----      ------    ------    ------
Class B Shares           $743      $1,199    $1,781    $3,141
                         ----      ------    ------    ------
Class C Shares           $442      $  990    $1,665    $3,463
                         ----      ------    ------    ------
Institutional Service
   Class Shares          $143      $  599    $1,081    $2,414

You would pay the following expenses on the same investment if you did not sell your shares(2):

                        1 year    3 years   5 years   10 years
                        ------    -------   -------   --------
Class B Shares           $243       $899     $1,581    $3,141
                         ----       ----     ------    ------
Class C Shares           $341       $990     $1,665    $3,463

----------
1    Assumes a CDSC will not apply.

2 Expenses paid on the same investment in Class A (unless you are subject to a CDSC for a purchase of $1,000,000 or more) and Institutional Service Class shares do not change whether or not you sell your shares.

MORE ABOUT THE FUNDS

================================================================================

TEMPORARY INVESTMENTS

Generally each of the Funds will be fully invested in accordance with its investment objective and strategies. However, pending investment of cash balances, or if a Fund's adviser or subadviser believes that business, economic, political or financial conditions warrant, a Fund may invest without limit in cash or money market cash equivalents, including: (1) short-term U.S. Government securities; (2) certificates of deposit, bankers' acceptances, and interest-bearing savings deposits of commercial banks; (3) prime quality commercial paper; (4) repurchase agreements covering any of the securities in which the Fund may invest directly; and (5) subject to regulatory limits, shares of other investment companies (which may include affiliates of the Fund) that invest in securities in which the Fund may invest. Should this occur, a Fund will not be pursuing its investment objective and may miss potential market upswings.

PRINCIPAL INVESTMENTS AND TECHNIQUES

The Funds may use the following principal investments and techniques in an effort to increase returns, protect assets or diversify investments.

The SAI contains additional information about each of the Funds, including the Funds' other investment techniques. To obtain a copy of the SAI, see the back cover.

PREFERRED STOCK. (WORLDWIDE LEADERS) Holders of preferred stocks normally have the right to receive dividends at a fixed rate but do not participate in other amounts available for distribution by the issuer. Dividends on preferred stock may be cumulative, and cumulative dividends must be paid before common shareholders receive any dividends. Because preferred stock dividends usually must be paid before common stock dividends, preferred stocks generally entail less risk than common stocks. Upon liquidation, preferred stocks are entitled to a specified liquidation preference, which is generally the same as the par or stated value, and are senior in right of payment to common stock. Preferred stocks do not represent a liability of the issuer and, therefore, do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, preferred stocks are subordinated in right of payment to all debt obligations and creditors of the issuer, and convertible securities may be subordinated to other preferred stock of the same issuer.

CONVERTIBLE SECURITIES. (ALL FUNDS) The Funds may invest in convertible securities also known as convertibles-include bonds, debentures, notes, preferred stocks, and other securities. Convertibles are a hybrid security that have characteristics of both bonds and stocks. Like bonds, they pay interest.

Because they can be converted into common stock within a set period of time, at a specified price or formula, convertibles also offer the chance for capital appreciation, like common stocks.

Convertibles tend to be more stable in price than the underlying common stock, although price changes in the underlying common stock can affect the convertible's market value. For example, as an underlying common stock loses value, convertibles present less opportunity for capital appreciation, and may also lose value. Convertibles, however, may sustain their value better than the common stock because they pay income, which tends to be higher than common stock dividend yields.

Because of this fixed-income feature, convertibles may compete with bonds as a source of regular income. Therefore, if interest rates increase and "newer," better-paying bonds become more attractive, the value of convertibles may decrease. Conversely, if interest rates decline, convertibles could increase in value.

Convertibles tend to be more secure than common stock (companies must generally pay holders of convertibles before they pay holders of common stock), but they are typically less secure than similar nonconvertible securities such as bonds (bondholders must generally be paid before holders of convertibles and common stock). Because convertibles are usually subordinate to bonds in terms of payment priority, convertibles typically are rated below investment grade by a nationally recognized rating agency, or they are not rated at all.

WARRANTS. (WORLDWIDE LEADERS) A warrant is a security that gives the holder of the warrant the right to buy common stock at a specified price for a specified period of time. Warrants are considered speculative and have no value if they are not exercised before their expiration date.

SHORT SALES. (U.S. GROWTH LEADERS) In selling a stock which the Fund does not own (a short sale), the Fund may borrow the security sold short to make delivery to the buyer. The Fund must then replace the security it has borrowed. If the price of a security sold short goes up between the time of the short sale and the time the Fund must deliver the security to the lender, the Fund will incur a loss. The Fund must also pay the lender any interest accrued during the period of the loan.

DERIVATIVES. (U.S. GROWTH LEADERS) The Fund may invest in derivatives. A derivative is a contract whose value is based on the performance of an underlying financial asset, index or other investment. For example, an option is a derivative because its value changes in relation to the performance of an underlying stock. The value of an option on a futures contract varies with the value of the underlying futures contract, which in turn varies with the value of the underlying commodity or security. Derivatives are available based on the performance of assets, interest rates, currency exchange rates, and various domestic foreign indexes. Derivatives afford leverage and can also be used in hedging portfolios.

================================================================================

DEPOSITARY RECEIPTS. (WORLDWIDE LEADERS) A Fund may invest indirectly in securities of foreign issuers through sponsored or unsponsored American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs") and European Depositary Receipts ("EDRs") (collectively, depositary receipts). Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. In addition, the issuers of the stock of unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may not be a correlation between such information and the market value of the depositary receipts. ADRs are typically issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. GDRs, EDRs, and other types of depositary receipts are typically issued by foreign banks or trust companies and evidence ownership of underlying securities issued by either a foreign or United States corporation. Depositary receipts which are not denominated in U.S. dollars will be subject to foreign currency exchange rate risks. Certain depositary receipts may not be listed on an exchange and therefore may be considered illiquid securities.

REITS. (WORLDWIDE LEADERS) The Fund may invest in real estate investment trusts ("REITs"). REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the investment strategies of Equity REITs and Mortgage REITs.

REITs involve certain risks that are associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others, possible declines in the value of real estate, possible lack of availability of mortgage funds, and extended vacancies of properties. Mortgage REITs are also subject to prepayment risk. With respect to prepayment risk, when interest rates fall, homeowners may refinance their loans and the mortgage-backed securities may be paid off sooner than anticipated.

PRINCIPAL RISKS

FOREIGN RISK. (WORLDWIDE LEADERS) Investments in foreign securities involve special risks not presented by U.S. investments. These special risks can increase the chances that a Fund will lose money.

..    COUNTRY. General securities market movements in any country in which a Fund has investments are likely to affect the value of a Fund's securities that trade in that country. These movements will affect a Fund's share price and a Fund's performance. The political, economic and social structures of some countries in which a Fund invests may be less stable and more volatile than those in the U.S. The risk of investing in these countries include the possibility of the imposition of exchange controls, currency devaluation, foreign ownership limitations, expropriation, restrictions on removal of currency or other assets, nationalization of assets, punitive taxes and certain custody and settlement risks.

..    FOREIGN MARKETS. The Funds are subject to the risk that because there are generally fewer investors in foreign markets and a smaller number of securities traded each day, it may make it difficult for a Fund to buy and sell certain securities. In addition, prices of foreign securities may go up and down more than prices of securities traded in the U.S. Also, brokerage commissions and other costs of buying and selling securities often are higher in foreign countries than they are in the U.S. This reduces the amount a Fund can earn on its investments.

..    GOVERNMENTAL SUPERVISION AND REGULATION/ACCOUNTING STANDARDS. Foreign
     companies are not subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies. A Fund may have greater difficulty voting proxies, exercising shareholder rights, pursuing legal remedies and obtaining judgments with respect to foreign investments in foreign courts than with respect to U.S. companies in U.S. courts. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the U.S. does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. Accounting standards in other countries are not necessarily the same as in the U.S. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for a Fund's portfolio manager to completely and accurately determine a company's financial condition.

..    CURRENCY. A significant portion of a Fund's investments will generally be denominated in foreign currencies. Changes in foreign currency exchange rates will affect the value of what a Fund owns and a Fund's share price. Generally, when the U.S. dollar rises in value against a foreign currency, an investment in that country loses value because that currency is worth fewer U.S. dollars. Devaluation of currency by a country's government or banking authority also has a significant impact on the value of any securities denominated in that currency. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

MANAGEMENT

================================================================================

INVESTMENT ADVISER-GARTMORE NATIONWIDE LEADERS FUND AND GARTMORE U.S. GROWTH LEADERS FUND

Gartmore Mutual Fund Capital Trust (GMF), 1200 River Road, Conshohocken, Pennsylvania 19428, manages the investment of both the Gartmore U.S. Leaders Fund's and the Gartmore U.S. Growth Leaders Fund's assets and supervises the daily business affairs of each Fund. GMF was organized in 1999, and advises mutual funds. As of December 31, 2002, GMF and its affiliates had approximately $30.3 billion in assets under management, of which $14.7 billion was managed by GMF.

The Gartmore Nationwide Leaders Fund pays GMF a management fee, which is based on the Fund's average daily net assets. The total management fee paid by the Fund for the fiscal year ended October 31, 2002 - expressed as a percentage of the Fund's average net assets and not taking into account any applicable waivers was 0.60%.

The Gartmore U.S. Growth Leaders Fund pays GMF a base management fee which may be adjusted upward or downward depending on the Fund's performance relative to its benchmark, the S&P 500 Index. Thus, if the Fund outperforms its benchmark by 12% or more over a 36 month period, the Fund will pay the maximum management fees listed below. Conversely, if the Fund underperforms its benchmark by 12% or more over a 36 month period, the Fund will pay the minimum management fees listed below. No adjustment will take place if the under- or overperformance is less than 12% and GMF will receive the applicable base fee (the applicable base fee is calculated according to the breakpoint structure listed below). The fee adjustment described above will be phased in over a 24 month period beginning after the first year of operations. The SAI contains more detailed information about any possible performance based adjustments. The management fee payable* is based on the Fund's average daily net assets and includes breakpoints so fees decrease as assets increase:

Assets                   Min Fee   Base Fee   Max Fee
------                   -------   --------   -------
up to $500 million        0.68%      0.90%     1.12%
                          ----       ----      ----
500 million-$2 billion    0.62%      0.80%     0.98%
                          ----       ----      ----
2 billion or more         0.59%      0.75%     0.91%

----------
* The total management fee paid by the Fund for the fiscal year ended October 31, 2002-expressed as a percentage of the Fund's average daily net assets and not taking into account any applicable waivers-was 0.89%.

PORTFOLIO MANAGER- GARTMORE NATIONWIDE LEADERS FUND

Simon Melluish is the portfolio manager of the Fund. As portfolio manager, Mr. Melluish is responsible for the day-to-day management of the Fund and selection of the Fund's investments.

Mr. Melluish joined Gartmore Investment Management plc ("GIM"), an affiliate of GMF, in 1995 as an Investment Manager for the Global Portfolio Team. In July 2000, he was appointed head of U.S. equities for GIM. Mr. Melluish is a senior portfolio manager for GMF and also currently manages the Gartmore GVIT Nationwide Leaders Fund and co-manages the Gartmore Nationwide Fund and the Gartmore GVIT Total Return Fund.

PORTFOLIO MANAGERS-GARTMORE U.S. GROWTH LEADERS FUND

Christopher Baggini and Aaron Harris are the co-portfolio managers of the Fund. As co-portfolio managers, they are responsible for the day-to-day management of the Fund and the selection of the Fund's investments.

Mr. Baggini joined GMF in March 2000. Prior to joining GMF, Mr. Baggini was a Portfolio Manager for Allied Investment Advisors.

Mr. Harris joined GMF in April 2000. Prior to joining GMF, Mr. Harris was a portfolio manager managing portions of several portfolios for Nicholas-Applegate Capital Management.

INVESTMENT ADVISER-GARTMORE WORLDWIDE LEADERS FUND

Gartmore Global Asset Management Trust ("GGAMT"), 1200 River Road, Conshohocken, Pennsylvania 19428, manages the investment of the assets and supervises the daily business affairs of the Gartmore Worldwide Leaders Fund. GGAMT was organized in July 2000, and advises mutual funds and other institutional accounts. As of December 31, 2002, GGAMT and its U.S. affiliates had over $30.3 billion in assets under management, of which $34 million was managed by GGAMT.

The Fund pays GGAMT an annual management fee, which is based on the Fund's average daily net assets. The total management fee (including fees paid to subadvisers) paid by the Fund for the fiscal year ended October 31, 2002-expressed as a percentage of the Fund's average daily net assets and not taking into account any applicable waivers-was 1.00%.

================================================================================

SUBADVISER-GARTMORE WORLDWIDE LEADERS FUND

Gartmore Global Partners (GGP), 1200 River Road, Conshohocken, Pennsylvania 19428, is the subadviser to the Gartmore Worldwide Leaders Fund. Subject to the supervision of GGAMT and the Trustees, GGP manages the Gartmore Worldwide Leaders Fund's assets in accordance with the Fund's investment objective and strategies. GGP makes investment decisions for each the Gartmore Worldwide Leaders Fund and, in connection with such investment decisions, places purchase and sell orders for securities.

GGP is a global asset manager dedicated to serving the needs of U.S. based investors. GGP was formed in 1995 as a registered investment adviser and as of December 31, 2002 manages approximately $768 million in assets.

Out of its management fee, GGAMT paid GGP an annual subadvisory fee for the fiscal year ended October 31, 2002-expressed as a percentage of the Fund's average daily net assets-of 0.50%.

GGP takes a team approach to portfolio construction, allowing investors to benefit from the skills of all the members of the team, not just one investment manager. The following describes the persons primarily responsible for day-to-day management of each Fund.

PORTFOLIO MANAGEMENT TEAM

Neil Rogan is the leader of the portfolio management team responsible for day-to-day management of the Gartmore Worldwide Leaders Fund. He also manages the Gartmore GVIT Worldwide Leaders Fund and other investment companies not offered in the U.S. Mr. Rogan joined Gartmore Investment Management plc, an affiliate of GGP, as head of Asia Pacific Equities in September 1997. In December 1999, he was appointed head of International Equities with responsibility for the Asia Pacific, Emerging Markets, Japanese, US and Global Equities management teams. In January 2001 Mr. Rogan undertook responsibility for the Global Equity Team. Prior to joining Gartmore, Mr. Rogan worked for Touche Remnant, where he specialized in Pacific & Emerging Markets (1982-1985), Flemings in London, where he was appointed head of the Pacific Region Portfolios Group in 1989 (1985-1992) and Jardine Fleming Investment Management in Hong Kong, where he served as a director and senior fund manager (1992-1997). Mr. Rogan is also an associate member of the UK Society of Investment Professionals.

BUYING, SELLING AND EXCHANGING FUND SHARES

================================================================================

CHOOSING A SHARE CLASS

As noted in the Fund Summaries, the Funds offer different share classes to give investors different price and cost options. Class A, Class B and Class C shares of the Funds are available to all investors; Institutional Service Class shares are available to a limited group of investors.

The following sales charges will generally apply:

Front-end Sales Charge when you purchase:
     Class A shares
     Class C shares

Contingent Deferred Sales Charge (CDSC)1:
     Class B shares if you sell your shares within six years of purchase Class C shares if you sell your shares within one year of purchase

No Sales Charges on Institutional Service Class shares.

Sales charges are paid to the Fund's distributor, Gartmore Distribution Services Inc. (the "Distributor"), which either retains them or pays them to a selling representative.

Class A, Class B and Class C shares each pay distribution and/or service fees under a Distribution Plan. These fees are retained by the Distributor or paid by the Distributor to brokers for distribution and shareholder services.

Class A and Institutional Service Class shares may also pay administrative service fees. These fees are paid to brokers and other entities who provide administrative support services to the beneficial owners of Class A and Institutional Service Class shares.

If you want lower annual fund expenses, Class A shares (and Institutional Service Class shares if you are eligible to purchase them) may be right for you, particularly if you qualify for a reduction or waiver of sales charges. If you do not want to pay a front-end sales charge, and you anticipate holding your shares for the long term, Class B shares may be more appropriate. If you wish to pay a lower front-end sales charge than you would for Class A share and are uncertain as to how long you may hold your shares, Class C shares may be right for you. Each Fund reserves the right to reject an order in excess of $250,000 for Class B shares and $1,000,000 for Class C shares and an order for Class B shares for Individual Retirement Accounts (IRA accounts) for shareholders 70 1/2 years old and older.

WHEN CHOOSING A SHARE CLASS, CONSIDER THE FOLLOWING:

Class A shares                 Class B shares              Class C shares
----------------------------------------------------------------------------------
Front-end sales charge      No front-end sales      Front-end sales charge means
means that a portion of     charge, so your full    that a portion of your initial
your initial investment     investment              investment sales goes toward
goes toward the sales       immediately goes        the charge and is not Sales
charge, and is not          toward buying shares    invested. Front-end Charge on
invested                                            Class C is lower than Class A.
----------------------------------------------------------------------------------
Reductions and waivers      No reductions of the    Like Class B shares, no
of the sales charge         CDSC available, but     reductions of the CDSC are
available                   waivers available       available, but waivers are
                                                    available
----------------------------------------------------------------------------------
Lower expenses than Class   Higher distribution     Higher distribution and
B and Class C shares mean   and service fees        service fees than Class A
higher dividends per        than Class A shares     shares mean higher fund
share                       mean higher fund        expenses and lower dividends
                            expenses and lower      per share
                            dividends per share
----------------------------------------------------------------------------------
Conversion features are     After seven years,      Unlike Class B shares, Class C
not applicable              Class B shares          shares do not automatically
                            convert into Class A    convert into another class
                            shares, which
                            reduces your future
                            fund expenses
----------------------------------------------------------------------------------
No sales charge when        CDSC if shares are      CDSC of 1% is applicable if
shares are sold back to     sold within six         shares are sold in the first
a Fund(1)                   years: 5% in the        year after purchase
                            first year, 4% in
                            the second, 3% in the
                            third and fourth
                            years, 2% in the
                            fifth, and 1% in the
                            sixth year
----------------------------------------------------------------------------------
No maximum investment       Investments of          Investments of $1,000,000
limit                       $250,000 or more may    or more may be
                            be Rejected(2)          rejected(3)

----------
1 A CDSC of up to 1% may be charged on certain redemptions of Class A shares purchased without a sales charge and for which a finder's fee was paid.

2    This limit was calculated based on a seven year holding period.

3    This limit was calculated based on a one year holding period.

================================================================================

For investors who are eligible to purchase Institutional Service Class shares, the purchase of such shares will be preferable to purchasing Class A, Class B or Class C Shares.

WHO CAN BUY INSTITUTIONAL SERVICE CLASS SHARES

The Institutional Service Class shares are available for purchase only by the following:

..    retirement plans introduced by persons not associated with brokers or dealers that are primarily engaged in the retail securities business and roll-over individual retirement accounts from such plans
..    tax-exempt employee benefit plans for which third party administrators provide recordkeeping services and are compensated by a Fund for such services
..    a bank, trust company or similar financial institution investing for its own account or for the account of its trust customers for whom such financial institution is exercising investment discretion in purchasing Institutional Service Class shares, where the investment is part of a program that collects an administrative service fee
..    registered investment advisers investing on behalf of institutions and high net-worth individuals where the adviser is compensated by a Fund for services it provides
..    life insurance separate accounts to fund the benefits of variable annuity contracts issued to governmental entities as an investment option under their deferred compensation plans as defined under Section 457 of the Internal Revenue Code (the "Code") or qualified plans adopted pursuant to
     Section 401(a) of the Code.

BUYING SHARES

PURCHASE PRICE. The purchase or "offering" price of each share of a Fund is its "net asset value" ("NAV") next determined after the order is received, plus any applicable sales charge. A separate NAV is calculated for each class of a Fund. Generally, the NAV is based on the market value of the securities owned by the Fund less its liabilities. The NAV for a class is determined by dividing the total market value of the securities owned by a Fund, allocable to such class, less the liabilities allocated to such class, by the total number of that class' outstanding shares. NAV is determined at the close of regular trading on the New York Stock Exchange (usually 4 p.m. Eastern Time) on each day the Exchange is open for trading.

The Funds do not calculate NAV on the following days:
..    New Year's Day
..    Martin Luther King, Jr. Day
..    Presidents' Day
..    Good Friday
..    Memorial Day
..    Independence Day
..    Labor Day
..    Thanksgiving Day
..    Christmas Day
..    Other days when the New York Stock Exchange is not open.

Each Fund reserves the right not to determine NAV when:

..    It has not received any orders to purchase, sell or exchange shares.
..    Changes in the value of a Fund's portfolio do not affect the NAV.

If current prices are not available for a security, or if Gartmore SA Capital Trust ("GSA"), as the Fund's administrator, or its agent, determines that the price of a security does not represent its fair value, the security may be valued at fair value in accordance with procedures adopted by the Board of Trustees. To the extent that a Fund's investments are traded in markets that are open when the New York Stock Exchange is closed, the value of a Fund's investments may change on days when shares cannot be purchased or redeemed.

MINIMUM INVESTMENTS - CLASS A, B & C SHARES

To open an account (per Fund)                              $ 2,000
                                                           -------
To open an IRA account (per Fund)                          $ 1,000
                                                           -------
Additional investments (per Fund)                          $   100
                                                           -------
To Start an Automatic Asset Accumulation Plan              $ 1,000
                                                           -------
Additional Automatic Asset Accumulation Plan Transaction   $    50
                                                           -------

MINIMUM INVESTMENT - INSTITUTIONAL SERVICE CLASS SHARES

To open an account
(per Fund)                                                 $50,000
                                                           -------
Additional investments
(per fund)                                                    None
                                                           -------

If you purchase shares through an account at a broker different minimum account requirements may apply. These minimum investment requirements do not apply to certain retirement plans or omnibus accounts. Call 1-800-848-0920 for more information.

BUYING, SELLING AND EXCHANGING FUND SHARES

================================================================================

IN-KIND PURCHASES. Each Fund reserves the right to accept payment for shares in the form of securities that are permissible investments for that Fund.

FRONT-END SALES CHARGES CLASS A AND CLASS C SHARES

The chart below shows the Class A front-end sales charges, which decrease as the amount of your investment increases.

CLASS A SHARES

                         Sales Charge          Dealer
                            as a             Commission
                         percentage of         as a
                      -------------------   percentage of
                      Offering    Amount      Offering
Amount of purchase     Price     Invested      Price
------------------    --------   --------   -------------

Less than $50,000        5.75%     6.10%        5.00%
                         ----      ----         ----
50,000 to $99,999        4.75      4.99         4.00
                         ----      ----         ----
100,000 to $249,999      3.50      3.63         3.00
                         ----      ----         ----
250,000 to $499,999      2.50      2.56         2.00
                         ----      ----         ----
500,000 to $999,999      2.00      2.04         1.75
                         ----      ----         ----
1 million or more        None      None         None

CLASS C SHARES

Sales of Class C shares will be charged a sales charge of 1.00% of the offering price (1.01% of the amount invested).

CLASS A PURCHASES NOT SUBJECT TO A SALES CHARGE

As noted above, beginning March 1, 2003, there are no front-end sales charges for purchases of Class A shares of the Funds of $1 million or more. However, unless you are otherwise eligible to purchase Class A shares without a sales charge, you will pay a CDSC of up to 1.00% if you redeem any Class A shares sold without a sales charge and for which a finder's fee was paid within 18 months of the date of purchase. (See "Contingent deferred sales charge (CDSC) on Class A, Class B and Class C shares" below.) With respect to such purchases, the Distributor may pay dealers a finder's fee of up to 1.00% on investments made in Class A shares with no initial sales charge. The CDSC covers the finder's fee paid by the Distributor to the selling dealer.

REDUCTION OF CLASS A SALES CHARGES

Shareholders can reduce or eliminate Class A shares' initial sales charge through one or more of the discounts described below:

..    An increase in the amount of your investment. The table above shows how the sales charge decreases as the amount of your investment increases.
..    Family Member Discount. Members of your family who live at the same address can combine investments in the Gartmore Funds Class A shares, possibly reducing the sales charge.
..    Lifetime Additional Discount. You can add the value of any of the Gartmore
     Funds Class A shares you already own with the value of the shares you are purchasing, which may reduce the applicable sales charge.
..    Insurance Proceeds or Benefits Discount Privilege. If you use the proceeds of an insurance policy issued by any member of Nationwide Insurance to purchase Class A shares, you will pay one-half of the published sales charge if you make your investment 60 days after receiving the proceeds.
..    No sales charge on a repurchase. If you sell Fund shares from your account, we allow you a one-time privilege to reinvest some or all of the proceeds in shares of the same class. You will not pay a sales charge on Class A shares that you buy within 30 days of selling Class A shares of an equal or lesser amount if you have already paid a sales charge. Remember, if you realize a gain on your sale of shares, the transaction is taxable and reinvestment will not affect the amount of capital gains tax that is due.
     If you realize a loss on your sale and you reinvest the proceeds, some or all of the loss may not be allowed as a tax deduction depending on the amount you reinvest.
..    Letter of Intent Discount. State in writing that during a 13-month period you or a group of family members who live at the same address will purchase or hold at least $50,000 in Class A shares and your sales charge will be based on the total amount you intend to invest. The letter may be backdated up to 90 days to include previous purchases for determining your sales charge. Your Letter of Intent is not a binding obligation to buy shares of a Fund; it is merely a statement of intent. Call 1-800-848-0920 for more information.

WAIVER OF CLASS A SALES CHARGES

The Class A sales charges will be waived for the following purchases:

..    Any person purchasing through an account with an unaffiliated brokerage firm that has an agreement with the Distributor, to waive sales charges for those persons.
..    Directors, officers, full-time employees, sales representatives and their employees or any investment advisory clients of a broker-dealer having a dealer/selling agreement with the Distributor.
..    Any person who pays for the shares with the proceeds of one of the following:

     .    Sales of non-Gartmore Fund shares
     . Sales of Class D shares of a Gartmore Fund if the new fund purchased does not have Class D shares and Class A shares are purchased instead

================================================================================

     To qualify, (1) you must have paid an initial sales charge or CDSC on the shares sold, (2) you must purchase the new shares within 60 days of the redemption, and (3) you must request the waiver when you purchase the new shares (the Funds may require evidence that you qualify for this waiver).
..    Employer-sponsored retirement plans, including pension, profit sharing or deferred compensation plans which are qualified under sections 401(a), 403(b) or 457 of the Code.
..    Trustees and retired Trustees of Gartmore Mutual Funds (including its predecessor Trusts).
..    Directors, officers, full-time employees, sales representatives and their employees, and retired directors, officers, employees, and sales representatives, their spouses, children or immediate relatives (including mother, father, brothers, sisters, grandparents and grandchildren) and immediate relatives of deceased employees of any member of Nationwide Insurance and Nationwide Financial companies, or any investment advisory clients of GMF, GGAMT, GSA and their affiliates.
..    Directors, officers, full-time employees, their spouses, children or immediate relatives and immediate relatives of deceased employees of any sponsor group which may be affiliated with the Nationwide Insurance and Nationwide Financial companies from time to time (including, but not limited to, Maryland Farm Bureau, Inc., Ohio Farm Bureau Federation, Inc., Pennsylvania Farm Bureau, California Farm Bureau Federation, CHS Cooperatives and Southern States Cooperatives, Inc.).

Additional investors eligible for sales charge waivers may be found in the SAI.

WAIVER OF CLASS C SALES CHARGES

Both the front-end sales charge and the CDSC applicable to Class C shares will be waived for sales to retirement plans offered by Nationwide Trust Company. In addition, the front-end sales charge applicable to Class C shares will be waived for any person purchasing through an account with an unaffiliated brokerage firm that has an agreement with the Distributor to waive the front-end sales charges for those persons.

CONVERSION OF CLASS B SHARES

After you have held your Class B shares for seven years, we will automatically convert them into Class A shares (without charge), which carry the lower 12b-1 fee. We will also convert any Class B shares that you purchased with reinvested dividends and other distributions for those shares at that time. Remember, because the NAV of Class A shares is usually higher than the NAV of Class B shares, you may receive fewer Class A shares than the number of Class B shares converted, but the total dollar value will be the same.

HOW TO PLACE YOUR PURCHASE ORDER

If you wish to purchase Class A, Class B or Class C shares, you may purchase them using one of the methods described below. When buying shares, be sure to specify the class of shares you wish to purchase. Eligible entities wishing to purchase Institutional Service Class shares should contact Customer Service at 1-800-848-0920 for information regarding such purchases.

BY MAIL. Complete and mail the application with a personal check order made payable to Gartmore Funds, P.O. Box 182205, Columbus, Ohio 43218-2205. Payment must be made in U.S. dollars only and drawn on a U.S. bank. The Funds will not accept third-party checks or money orders.

BY WIRE. You can request that your bank transmit funds (federal funds) by wire to the Funds' custodian bank. In order to use this method, you must call Customer Service at 1-800-848-0920 by 4 p.m. Eastern Time, and the wire must be received by the custodian bank by the close of business on the day you placed your order or your order will be cancelled. You may be liable for any loss to a Fund resulting from the cancellation. Please note that your bank may charge a fee to wire funds. If you choose this method to open your account, you must call our toll-free number before you wire your investment, and you must then complete and fax the application.

BY TELEPHONE. Call 1-800-848-0920, our automated voice-response system, 24 hours a day, seven days a week, for easy access to mutual fund information. Customer Service Representatives are available 8 a.m. to 9 p.m. Eastern Time, Monday through Friday. You can choose from a menu of choices to conduct transactions and hear Fund price information, mailing and wiring instructions and other mutual fund information. You must complete the appropriate section of the application to use the voice response system to make purchases.

THROUGH AN AUTHORIZED BROKER. The Distributor has relationships with certain brokers and other financial intermediaries who are authorized to accept, or designate intermediaries to accept, purchase and redemption orders for the Fund. If you purchase through such a broker, your order will be priced at the NAV next determined after your broker or its designated intermediary accepts it. Contact your broker to determine whether it has an established relationship with the Distributor.

ON-LINE. Log on to our website www.gartmorefunds.com, 24 hours a day, seven days a week, for easy access to your mutual fund accounts. Once you have reached the website, you will be instructed on how to select a password and perform transactions. You can download a Fund prospectus or receive information on all of our funds as well as your

BUYING, SELLING AND EXCHANGING FUND SHARES

================================================================================

own personal accounts. You may also perform transactions, such as purchases, redemptions and exchanges. A Fund may terminate the ability to buy Fund shares on this website at any time, in which case you may continue to buy shares by mail, wire, telephone or through an authorized broker as described in this Prospectus.

ADDITIONAL SHAREHOLDER SERVICES

Shareholders are entitled to a wide variety of services by contacting:

GARTMORE FUNDS          1-800-848-0920

Our customized voice-response system is available 24 hours a day, seven days a week. Customer Service Representatives are available to answer questions between 8 a.m. and 9 p.m. Eastern Time. (Monday through Friday).

For additional information on buying shares and shareholder services, call Customer Service or contact your sales representative.

SELLING SHARES

You can sell or, in other words, redeem your shares of the Funds at any time, subject to certain restrictions described below. The price you will receive when you sell your shares will be the NAV (less any applicable sales charges) next determined after a Fund receives your properly completed order to sell in its offices in Columbus, Ohio. Of course, the value of the shares you sell may be more or less than their original purchase price depending upon the market value of the Fund's investments at the time of the sale.

Generally, we will pay you for the shares that you sell within three days after receiving your order to sell. Payment for shares you recently purchased may be delayed up to 10 business days from the date of the purchase to allow time for the check to clear.

A Fund may also delay forwarding redemption proceeds for up to seven days if the investor redeeming shares is engaged in excessive trading, or if the amount of the redemption request otherwise would be disruptive to efficient portfolio management or would adversely affect the Fund.

Under extraordinary circumstances, a Fund may elect to honor your redemption request by transferring some of the securities held by the Fund directly to you. For more information about the Funds' ability to make such a redemption in kind, see the SAI.

Properly completed orders contain all necessary paperwork to authorize and complete the transaction. The Fund may require all account holder signatures, updated account registration and bank account information and, depending on circumstances, a signature guarantee.

RESTRICTIONS ON SALES

You may not be able to sell your shares of a Fund or a Fund may delay paying you the proceeds from a redemption when the New York Stock Exchange is closed (other than customary weekend and holiday closings) or if trading is restricted or if an emergency exists (as described by the Securities and Exchange Commission).

SIGNATURE GUARANTEE - CLASS A, CLASS B AND CLASS C SHARES

A signature guarantee is required under the following circumstances:

..    if your account address has changed within the last 10 business days, or
..    if the redemption check is made payable to anyone other than the registered shareholder, or
..    if the proceeds are sent to a bank account not previously designated or changed within the past 10 business days, or
..    if the proceeds are mailed to any address other than the address of record,
     or
..    if the redemption proceeds are being wired to a bank for which instructions are currently not on your account.

The Distributor reserves the right to require a signature guarantee in other circumstances, without notice.

CONTINGENT DEFERRED SALES CHARGE (CDSC) ON  CLASS A, CLASS B AND CLASS C SHARES

You must pay a CDSC if you sell Class B shares within six years of purchase, unless you are entitled to a waiver. The amount of the sales charge will decrease as illustrated in the following chart:

                 1      2       3       4       5       6     7 years
Sale within    year   years   years   years   years   years   or more
-----------    ----   -----   -----   -----   -----   -----   -------
Sales charge    5%      4%      3%      3%      2%      1%       0%

Although you normally pay no CDSC when you redeem Class A shares, you may pay a CDSC at the following rates if you purchase $1,000,000 or more of Class A shares of the Funds (and therefore pay no initial sales charge) and then redeem all or part of the shares within 18 months after your initial purchase of those shares:

                     $1 million to   $4 million to   $25 million
Amount of Purchase    $3,999,999      $24,999,999      or more
------------------   -------------   -------------   -----------
Amount of CDSC           1.00%           0.50%          0.25%

================================================================================

The Class A CDSC does not apply if you are otherwise eligible to purchase Class A shares without a sales charge. The amount of the CDSC will be determined based on the particular combination of Gartmore Funds purchased. The CDSC for the Funds is described above, but the applicable CDSC for other Gartmore Funds are described in those funds' prospectus. The applicable CDSC will be determined on a pro rata basis according to the amount of the redemption from each particular Gartmore Fund. The Class A CDSC will not exceed the aggregate amount of the finder's fee the Distributor paid to the selling dealer on all purchases of Class A shares of all Gartmore Funds you made that were subject to the Class A CDSC.

With respect to Class C shares, you must pay a CDSC of 1% if you sell your Class C shares within the first year after you purchased them.

With respect to the CDSC for all three classes of shares, the CDSC is applied to your original purchase price, or the current market value of the shares being sold, whichever is less. To keep your CDSC as low as possible, each time you place a request to sell shares the Distributor will first sell any shares in your account not subject to a CDSC.

We do not impose a CDSC on Class A, Class B or Class C shares purchased through reinvested dividends and distributions. If you sell your Class B or Class C shares and reinvest the proceeds in Class B or Class C shares within 30 days, the Funds will deposit into your account an amount equal to any CDSC on Class B or Class C shares you paid. Also, we will waive the CDSC on Class B or Class C shares if you sell shares following the death or disability of a shareholder, provided the sale occurs within one year of the shareholder's death or a determination of disability, and for mandatory withdrawals from IRA accounts after age 70 1/2 years. For more information, see the SAI.

REDEMPTION FEES

A Fund will assess a redemption fee of 2.00% of the total redemption amount if you sell your shares (of any class) of the Gartmore Nationwide Leaders and Gartmore U.S. Growth Leaders Funds after holding them for less than 30 days and of the Gartmore Worldwide Leaders Fund after holding them for less than 90 days. The redemption fee is paid directly to the appropriate Fund and is designed to offset brokerage commissions and other costs associated with short-term trading of Fund shares. For purposes of determining whether the redemption fee applies, the shares that were held the longest will be redeemed first. This redemption fee is in addition to any contingent deferred sales charges that may be applicable at the time of sale. The redemption fee may not apply in certain circumstances, such as redemptions of shares held in certain omnibus accounts or retirement plans that cannot implement the redemption fee. The fee does not apply to shares purchased through reinvested dividends or capital gains.

HOW TO PLACE YOUR SALE ORDER

You can request the sale of your Class A, Class B or Class C shares in any of the ways described below. A signature guarantee may be required under certain circumstances. Please refer to the section entitled "Signature Guarantee-Class A, Class B and Class C shares" above. Eligible entities wishing to sell Institutional Service Class shares should contact the Distributor at 1-800-848-0920 for information regarding such sales.

BY TELEPHONE. Calling 1-800-848-0920 connects you to our automated voice-response system, available 24 hours a day, seven days a week, for easy access to mutual fund information. Customer Service Representatives are available 8 a.m. to 9 p.m. Eastern Time, Monday through Friday. You can sell shares and have the check mailed to your address of record, unless you declined this option on your application. Only the following types of accounts can use the voice response system to sell shares:

Individual, Joint, Transfer on Death, Trust, and Uniform Gift/Transfer to Minor accounts. You can call 1-800-848-0920 after 7 p.m. Eastern Time to learn the day's closing share price.

THROUGH OUR CUSTOMER SERVICE LINE. Unless you declined the telephone redemption privilege on your application, you can call and request that a check payable to the shareholder of record be mailed to the address of record. The Funds will use procedures to confirm that telephone instructions are genuine. If a Fund acts on instructions it reasonably believed were genuine, it will not be liable for any loss, injury, damage or expense that occurs as a result, and the Fund will be held harmless for any loss, claims or liability arising from its compliance with the instructions. The Funds may record telephone instructions to sell shares. The Funds reserve the right to revoke this privilege at any time, without notice to shareholders, and to request the sale in writing, signed by all shareholders on the account.

BY BANK WIRE. A Fund can wire the funds directly to your account at a commercial bank (a voided check must be attached to your application) unless you declined telephone privileges on your application. (This authorization will remain in effect until you give the appropriate Fund written notice of its termination.) Your proceeds will be wired to your bank on the next business day after your order to sell shares has been processed. We will deduct a $20 fee from the proceeds of your sale for this service.

CAPITAL GAINS TAXES If you sell Fund shares for more than you paid for them, you may have capital gains, which are subject to federal (and in some cases, state) income tax. For more information, see "Distributions and Taxes-Selling Fund Shares" on page 27.

BUYING, SELLING AND EXCHANGING FUND SHARES

================================================================================

Your financial institution may also charge you a fee for receiving the wire. Funds sent outside the U.S. may be subject to a higher fee.

BY AUTOMATED CLEARING HOUSE (ACH). Your funds can be sent to your bank via ACH on the second business day after your order to sell has been received by the appropriate Fund (a voided check must be attached to your application). Funds sent through ACH should reach your bank in two business days. There is no fee for this service. (This authorization will remain in effect until you give the appropriate Fund written notice of its termination.)

BY MAIL OR FAX. Write a letter to Gartmore Funds, P.O. Box 182205, Columbus, Ohio 43218-2205 or fax it to 614-428-3278. Please be sure your letter is signed by all account owners. Be sure to include your account number and the Fund from which you wish to make a redemption. For a distribution from an IRA, you must complete an IRA Distribution Form. This form can be obtained by calling 1-800-848-0920 or on our website, www.gartmorefunds.com. Your sale of shares will be processed on the date the Fund receives your signed letter or fax. If your fax is received after 4 p.m. Eastern Time, it will be processed the next business day. The Funds reserve the right to require the original document if you fax your letter.

THROUGH AN AUTHORIZED BROKER. The Distributor has relationships with certain brokers and other financial intermediaries who are authorized to accept, or designate intermediaries to accept, purchase and redemption orders for the Funds. If you have an account with such a broker, your redemption order will be priced at the NAV next determined after your order has been accepted by your broker or its designated intermediary. Your broker or financial intermediary may charge a fee for this service.

ON-LINE. Log on to our website, www.gartmorefunds.com, 24 hours a day, seven days a week, for easy access to your mutual fund accounts. Once you have reached the website, you will be instructed on how to select a password and perform transactions. You can receive information on all of our funds by downloading a prospectus or using other methods as well as information concerning your own personal accounts on-line. You may also perform transactions, such as purchases, redemptions and exchanges. A Fund may terminate the ability to sell Fund shares on this website at any time, in which case you may continue to sell shares by mail, wire, telephone or through an authorized broker as described in this Prospectus.

ACCOUNTS WITH LOW BALANCES - CLASS A, B AND C SHARES

If the value of your Class A, B, or C shares of a Fund falls below $2,000 ($1,000 for IRA accounts), we reserve the right to charge a $5 quarterly fee, which is deposited into the Fund to offset the expenses of small accounts. We will sell shares from your account quarterly to cover the fee.

We reserve the right to sell the rest of your shares and close your account if you make a sale that reduces the value of your account to less than $2000 ($1,000 for IRA accounts). Before the account is closed, we will give you notice and allow you 60 days to purchase additional shares to avoid this action. We do this because of the high cost of maintaining small accounts.

For additional information on selling your shares, call our Customer Service line at 1-800-848-0920 or contact your sales representative.

DISTRIBUTION PLAN

In addition to the sales charges which you may pay for Class A, Class B and Class C shares, the Trust has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940, which permits the Class A, Class B and Class C shares of the Funds to compensate the Distributor for expenses associated with distributing and selling such shares and providing shareholder services.

DISTRIBUTION AND SERVICE FEES

Under the Distribution Plan, Class A, Class B and Class C shares of the Funds pay the Distributor compensation which is accrued daily and paid monthly. Each Fund shall pay amounts not exceeding an annual amount of:

Class            As a % of daily net assets
-----            -----------------------------------
Class A shares   0.25% (distribution or service fee)
                 -----------------------------------
Class B shares   1.00% (0.25% service fee)
                 -----------------------------------
Class C shares   1.00% (0.25% service fee)

Institutional Service Class shares pay no 12b-1 fees.

Because these fees are paid out of the Funds' assets on an ongoing basis, these fees will increase the cost of your investment over time and may cost you more than paying other types of sales charges.

EXCHANGING SHARES

You can exchange the shares you own for shares of another fund within Gartmore Funds (except the Gartmore Morley Capital Accumulation Fund or any other Gartmore Fund not currently accepting purchase orders) so long as they are the same class of shares, both accounts have the same owner, and your first purchase in the new fund meets the fund's minimum investment requirement. For example, you can exchange Class A shares of a Fund for Class A

================================================================================

shares of any other fund within the Gartmore Funds, but you can not exchange Class A shares for Class B, Class C or Institutional Service Class shares of another Fund.

Generally there is no sales charge for exchanges of Class B, Class C or Institutional Service Class shares. However, if your exchange involves certain Class A shares, you may have to pay the difference between the sales charges if a higher sales charge applies to the fund into which you are exchanging. If you exchange your Class A shares of a Fund that are subject to a CDSC into another Gartmore Fund and then redeem those Class A shares within 18 months of the original purchase, the applicable CDSC will be the CDSC for the original Gartmore Fund (see the prospectus for the original Gartmore Fund purchased for more information). If you exchange Prime Shares of the Gartmore Money Market Fund into another fund, you must pay the applicable sales charge, unless it has already been paid prior to an exchange into the Gartmore Money Market Fund. Exchanges into the Prime Shares of the Gartmore Money Market Fund are only permitted from Class A, Class B, Class C and Institutional Service Class shares of the Funds. If you exchange Class B or Class C shares (or certain Class A shares subject to a CDSC) for Prime Shares of the Gartmore Money Market Fund, the time you hold shares in the Gartmore Money Market Fund will not be counted for purposes of calculating any CDSC. If you then sell your Prime Shares of the Gartmore Money Market Fund, you will pay the sales charge that would have been charged if the initial Class B or Class C (or certain Class A) shares had been sold at the time they were originally exchanged into the Gartmore Money Market Fund. If you exchange your Prime Shares of the Gartmore Money Market Fund back into Class B or Class C (or certain Class A) shares, the time you held the Class B or Class C (or Class A) shares prior to the exchange into the Gartmore Money Market Fund will be counted for purposes of calculating the CDSC.

CAPITAL GAINS TAXES

Exchanging shares is considered a sale and purchase of shares for federal and state income tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay federal and/or state income taxes. For more information, see "Distributions and Taxes-Exchanging Fund Shares" on page 27.

HOW TO PLACE YOUR EXCHANGE ORDER

You can request an exchange of shares in writing, by fax, by phone, or by on-line access (see "Buying Shares-How to place your purchase order" on page 21 or the back cover for contact information). If you make your request in writing, please be sure all account owners sign the letter. Your exchange will be processed on the date the Fund receives your signed letter or fax. If your fax is received after 4 p.m. Eastern Time, it will be processed the next day. If you fax your request, we reserve the right to ask for the original. You can automatically request an exchange 24 hours a day, seven days a week, by calling our automated voice-response system at 1-800-848-0920, or by logging on to our website at www.gartmorefunds.com. You will have automatic exchange privileges unless you decline this option on your application. The Trust reserves the right to amend or discontinue these exchange privileges upon 60 days written notice to shareholders.

EXCESSIVE EXCHANGE ACTIVITY

The Trust reserves the right to reject any exchange request it believes will increase transaction costs, or otherwise adversely affect other shareholders. Exchanges out of a Fund may be limited to 12 exchanges within a one year period or 1% of the Fund's NAV. In addition, each of the following Gartmore Funds may assess the fee listed below on the total value of shares that are redeemed from, or exchanged out of, that fund into another Gartmore Fund if you have held those shares for less than 90 days (30 days for the Gartmore U.S. Growth Leaders Fund and Gartmore Nationwide Leaders Fund):

Fund                                                                Exchange Fee
----                                                                ------------
Gartmore Emerging Markets Fund ..................................       2.00%
Gartmore International Growth Fund ..............................       2.00%
Gartmore International Small Cap Growth Fund ....................       2.00%
Gartmore Global Financial Services Fund .........................       2.00%
Gartmore Global Utilities Fund ..................................       2.00%
Gartmore Global Health Sciences Fund ............................       2.00%
Gartmore Worldwide Leaders Fund .................................       2.00%
Gartmore Nationwide Leaders Fund ................................       2.00%
Gartmore U.S. Growth Leaders Fund ...............................       2.00%
Gartmore Global Technology and Communications Fund ..............       2.00%
Gartmore Micro Cap Equity Fund ..................................       1.50%
Gartmore Mid Cap Growth Fund ....................................       1.50%
Gartmore Millennium Growth Fund .................................       1.50%
Gartmore Value Opportunities Fund ...............................       1.50%
Nationwide Small Cap Fund .......................................       1.50%

The exchange fee is paid directly to the applicable fund and is designed to offset brokerage commissions, market impact and other costs associated with short-term trading of fund shares. For purposes of determining whether the exchange fee applies, the shares that were held the longest will be redeemed first. The exchange fee may not apply in certain circumstances, such as exchanges of shares held in certain omnibus accounts or retirement plans that cannot implement the exchange fee. The fee does not apply to shares purchased through reinvested dividends or capital gains.

DISTRIBUTIONS AND TAXES

================================================================================

DISTRIBUTIONS OF INCOME DIVIDENDS

Every quarter, each Fund distributes any available income dividends to shareholders. Income dividends are taxable to you as ordinary income for federal income tax purposes, unless you hold your shares in a qualified tax-deferred plan or account, or are otherwise not subject to federal income tax. The amount of income dividends distributed to you will be reported on Form 1099, which we will send to you during the tax season each year (unless you hold your shares in a qualified tax-deferred plan or account or are otherwise not subject to federal income tax). For corporate shareholders, a portion of each year's distributions may be eligible for the corporate dividend-received deduction.

DISTRIBUTIONS OF CAPITAL GAINS

Capital gains, if any, realized by the Fund (meaning the gains from sales of securities over any losses from sales), will generally be distributed to shareholders annually. You must pay federal income taxes on any capital gains distributed to you, unless you hold your shares in a qualified tax-deferred plan or account or are otherwise not subject to federal income tax. Short-term capital gains are taxable to you as ordinary income. Long-term capital gains are taxable as such no matter how long you have owned your Fund shares. Currently, for individuals, long-term capital gains are taxed at a maximum rate of 20%. The tax status of capital gains distributed to you during the year will be reported on a Form 1099. You will incur tax liability on distributions whether you take payment in cash or reinvest them to purchase additional Fund shares. For more information regarding capital gains tax rates, speak with your tax adviser.

REINVESTING DISTRIBUTIONS

All income and capital gains distributions will be reinvested in shares of the applicable Fund. You may request a payment in cash in writing if distributions are in excess of $5. You will be subject to tax on reinvested distributions. If distribution checks (1) are returned and marked as "undeliverable" or (2) remain uncashed for six months, your account will be changed automatically so that all future distributions are reinvested in your account. Checks that remain uncashed for six months will be canceled and the money reinvested in the applicable Fund as of the cancellation date. No interest is paid during the time the check is outstanding.

You may be subject to backup withholding on a portion of your taxable distributions and redemption proceeds unless you provide your correct social security or taxpayer identification number and certify that (1) this number is correct, (2) you are not subject to backup withholding, and (3) you are a U.S. person (including a U.S. resident alien). You may also be subject to withholding if the Internal Revenue Service instructs a Fund to withhold a portion of such proceeds.

When withholding is required, the amount will be 30% for calendar year 2003, 29% for calendar years 2004 and 2005, and 28% for calendar years 2006 through 2010.

CHANGING YOUR DISTRIBUTION OPTION If you want to change your distribution option, you must notify us by the record date for a dividend or distribution in order for it to be effective for that dividend or distribution.

STATE AND LOCAL TAXES

Distributions may be subject to state and local taxes, even if not subject to federal income taxes. State and local tax laws vary; please consult your tax adviser.

SELLING FUND SHARES

When you sell your shares in a Fund, you may realize a capital gain or loss, which is subject to federal income tax. The amount of tax depends on how long you held your shares. For individuals, longterm capital gains are currently taxed at a maximum rate of 20%; and short-term capital gains are taxed as ordinary income. You or your tax adviser should keep track of your purchases, sales, and any resulting gain or loss. If you do sell Fund shares for a loss, you may be able to use this capital loss to offset certain capital gains you may have.

EXCHANGING FUND SHARES

Exchanging your shares of a Fund for another fund within the Gartmore Funds is considered a sale for income tax purposes. Therefore, you may have capital gains, which are subject to the federal income taxes described above. If you exchange Fund shares for a loss, you may be able to use this capital loss to offset certain capital gains you may have.

OTHER

Non-U.S. investors may be subject to U.S. withholding of estate tax, and are subject to special U.S. tax certification requirements The following information is provided to help you understand the income and capital gains you can earn when owning Fund shares, as well as the federal income taxes you may have to pay on this income. For tax advice regarding your personal tax situation, please speak with your tax adviser.

FINANCIAL HIGHLIGHTS

================================================================================

The financial highlights tables are intended to help you understand the Funds' financial performance for the life of the Funds. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Funds (assuming reinvestment of all dividends and distributions and no sales charges). Information for the period ended October 31, 2002 has been audited by PricewaterhouseCoopers LLP, whose report, along with the Funds' financial statements, are included in the Trust's annual report, which is available upon request. All other information has been audited by other auditors.

FINANCIAL HIGHLIGHTS

================================================================================

GARTMORE NATIONWIDE LEADERS FUND

                                                                      INVESTMENT ACTIVITIES            DISTRIBUTION
                                                               -----------------------------------   ----------------
                                                                   NET
                                                      NET      REALIZED AND                                     NET
                                         NET         INVEST-    UNREALIZED       TOTAL       NET               ASSET
                                     ASSET VALUE,     MENT        GAINS          FROM      INVEST-    TOTAL    VALUE,
                                      BEGINNING      INCOME    (LOSSES) ON    INVESTMENT    MENT     DISTRI-   END OF    TOTAL
                                      OF PERIOD      (LOSS)     INVESTMENTS   ACTIVITIES   INCOME    BUTIONS   PERIOD   RETURN(A)
                                     ------------    -------   ------------   ----------   -------   -------   ------   ---------
CLASS A SHARES
Period Ended October 31, 2002(d)        $10.00         0.02       (0.55)        (0.53)      (0.01)    (0.01)    $9.46   (5.34%)(e)

CLASS B SHARES
Period Ended October 31, 2002(d)        $10.00        (0.05)      (0.55)        (0.60)         --        --     $9.40   (6.00%)(e)

CLASS C SHARES
Period Ended October 31, 2002(d)        $10.00        (0.05)      (0.55)        (0.60)         --        --     $9.40   (6.00%)(e)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002(d)        $10.00         0.03       (0.55)        (0.52)      (0.01)    (0.01)    $9.47   (5.23%)(e)

                                                                            RATIO / SUPPLEMENTAL DATA
                                                  -----------------------------------------------------------------------------
                                                               RATIO OF NET       RATIO OF         RATIO OF NET
                                        NET        RATIO OF     INVESTMENT        EXPENSES          INVESTMENT
                                      ASSETS       EXPENSES    INCOME (LOSS)     (PRIOR TO       INCOME (PRIOR TO
                                     AT END OF    TO AVERAGE    TO AVERAGE     REIMBURSEMENTS)   REIMBURSEMENTS)
                                      PERIOD         NET            NET          TO AVERAGE        TO AVERAGE        PORTFOLIO
                                      (000S)        ASSETS        ASSETS        NET ASSETS(B)     NET ASSETS(B)     TURNOVER(C)
                                     ---------    ----------   -------------   ---------------   ----------------   -----------
CLASS A SHARES
Period Ended October 31, 2002(d)        $891       1.45%(f)       0.23%(f)         4.93%(f)         (3.25%)(f)         60.54%

CLASS B SHARES
Period Ended October 31, 2002(d)        $317       2.20%(f)     (0.58%)(f)         5.78%(f)         (4.16%)(f)         60.54%

CLASS C SHARES
Period Ended October 31, 2002(d)        $243       2.21%(f)     (0.60%)(f)         5.80%(f)         (4.19%)(f)         60.54%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2002(d)        $778       1.32%(f)       0.39%(f)         4.74%(f)         (3.03%)(f)         60.54%

----------
(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from December 18, 2001 (commencement of operations) through October 31, 2002. Registration of shares effective with the Securities and Exchange Commission on December 28, 2001. On the effective date the net asset value was $10.11 per share for all classes which resulted in returns of (6.37%), (7.02%), (7.02%) and (6.26%) for Class A shares, Class B shares, Class C shares and Institutional Service Class shares, respectively.
(e)  Not annualized.
(f)  Annualized.

================================================================================

GARTMORE U.S. GROWTH LEADERS FUND

                                                                     INVESTMENT ACTIVITIES             DISTRIBUTION
                                                              ------------------------------------   -----------------
                                                                  NET
                                                      NET     REALIZED AND                                       NET
                                         NET        INVEST-    UNREALIZED      TOTAL                            ASSET
                                     ASSET VALUE,    MENT        GAINS          FROM         NET      TOTAL     VALUE,
                                      BEGINNING     INCOME    (LOSSES) ON    INVESTMENT   REALIZED   DISTRI-    END OF    TOTAL
                                      OF PERIOD     (LOSS)     INVESTMENTS   ACTIVITIES     GAINS    BUTIONS    PERIOD   RETURN(a)
                                     ------------   -------   ------------   ----------   --------   -------   -------   ---------
CLASS A SHARES
Period Ended October 31, 2000(d)        $10.00       (0.01)       1.65          1.64          --         --     $11.64    16.40%(g)
Year Ended October 31, 2001             $11.64       (0.08)      (5.13)        (5.21)      (0.41)     (0.41)    $ 6.02   (45.81%)
Year Ended October 31, 2002             $ 6.02       (0.07)      (0.46)        (0.53)         --         --     $ 5.49    (8.80%)

CLASS B SHARES
Period Ended October 31, 2000(d)        $10.00       (0.03)       1.65          1.62          --         --     $11.62    16.20%(g)
Year Ended October 31, 2001             $11.62       (0.11)      (5.14)        (5.25)      (0.41)     (0.41)    $ 5.96   (46.25%)
Year Ended October 31, 2002             $ 5.96       (0.12)      (0.44)        (0.56)         --         --     $ 5.40    (9.40%)

CLASS C SHARES
Period Ended October 31, 2001(e)        $ 6.45       (0.04)      (0.41)        (0.45)         --         --     $ 6.00    (6.98%)(g)
Year Ended October 31, 2002(f)          $ 6.00       (0.12)      (0.44)        (0.56)         --         --     $ 5.44    (9.33%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)        $10.00          --        1.66          1.66          --         --     $11.66    16.60%(g)
Year Ended October 31, 2001             $11.66       (0.06)      (5.13)        (5.19)      (0.41)     (0.41)    $ 6.06   (45.55%)
Year Ended October 31, 2002(f)          $ 6.06       (0.06)      (0.46)        (0.52)         --         --     $ 5.54    (8.58%)

                                                                     RATIO / SUPPLEMENTAL DATA
                                     ------------------------------------------------------------------------------------------
                                                              RATIO OF NET        RATIO OF          RATIO OF
                                        NET       RATIO OF     INVESTMENT         EXPENSES       NET INVESTMENT
                                      ASSETS      EXPENSES    INCOME (LOSS)   (PRIOR TO INCOME      (PRIOR TO
                                     AT END OF   TO AVERAGE    TO AVERAGE      REIMBURSEMENTS)   REIMBURSEMENTS)
                                      PERIOD        NET            NET           TO AVERAGE        TO AVERAGE       PORTFOLIO
                                      (000S)       ASSETS        ASSETS        NET ASSETS (b)    NET ASSETS (b)    TURNOVER (c)
                                     ---------   ----------   -------------   ----------------   ---------------   ------------
CLASS A SHARES
Period Ended October 31, 2000(d)       $1,411      1.20%(h)     (0.30%)(h)        8.29%(h)          (7.39%)(h)       124.62%
Year Ended October 31, 2001            $1,195      1.60%        (1.04%)           7.91%             (7.35%)          944.67%
Year Ended October 31, 2002            $1,356      1.57%        (1.20%)           3.04%             (2.67%)          773.95%

CLASS B SHARES
Period Ended October 31, 2000(d)       $  804      1.70%(h)     (0.83%)(h)        9.20%(h)          (8.33%)(h)       124.62%
Year Ended October 31, 2001            $  772      2.20%        (1.66%)           8.84%             (8.30%)          944.67%
Year Ended October 31, 2002            $  719      2.26%        (1.89%)           3.88%             (3.51%)          773.95%

CLASS C SHARES
Period Ended October 31, 2001(e)       $    9      2.20%(h)     (1.77%)(h)        9.87%(h)          (9.44%)(h)       944.67%
Year Ended October 31, 2002(f)         $   16      2.27%        (1.89%)           3.69%             (3.31%)          773.95%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)       $  777      0.75%(h)      0.12%(h)         8.14%(h)          (7.27%)(h)       124.62%
Year Ended October 31, 2001            $  449      1.30%        (0.75%)           7.39%             (6.84%)          944.67%
Year Ended October 31, 2002(f)         $  853      1.32%        (0.95%)           2.52%             (2.15%)          773.95%

----------
(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from June 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f) Net investment income (loss) is based on average shares outstanding during the period.
(g)  Not annualized.
(h)  Annualized.

FINANCIAL HIGHLIGHTS

================================================================================

GARTMORE WORLDWIDE LEADERS FUND

                                                                             INVESTMENT ACTIVITIES
                                                                    ----------------------------------------
                                                                        NET
                                                                    REALIZED AND
                                         NET                        UNREALIZED       TOTAL          NET
                                     ASSET VALUE,        NET           GAINS         FROM       ASSET VALUE,
                                      BEGINNING      INVESTMENT     (LOSSES) ON    INVESTMENT      END OF       TOTAL
                                      OF PERIOD     INCOME (LOSS)   INVESTMENTS    ACTIVITIES      PERIOD      RETURN(a)
                                     ------------   -------------   ------------   ----------   ------------   ---------
CLASS A SHARES
Period Ended October 31, 2000(d)        $10.00            --           (0.88)        (0.88)         $9.12        (8.80%)(f)
Year Ended October 31, 2001             $ 9.12         (0.01)          (2.85)        (2.86)         $6.26       (31.36%)
Year Ended October 31, 2002             $ 6.26            --           (0.76)        (0.76)         $5.50       (12.14%)

CLASS B SHARES
Period Ended October 31, 2000(d)        $10.00            --           (0.89)        (0.89)         $9.11        (8.90%)(f)
Year Ended October 31, 2001             $ 9.11         (0.06)          (2.85)        (2.91)         $6.20       (31.94%)
Year Ended October 31, 2002             $ 6.20         (0.04)          (0.75)        (0.79)         $5.41       (12.74%)

CLASS C SHARES
Period Ended October 31, 2001(e)        $ 7.77         (0.02)          (1.52)        (1.54)         $6.23       (19.82%)(f)
Year Ended October 31, 2002             $ 6.23         (0.04)          (0.75)        (0.79)         $5.44       (12.68%)

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)        $10.00          0.01           (0.89)        (0.88)         $9.12        (8.80%)(f)
Year Ended October 31, 2001             $ 9.12          0.01           (2.84)        (2.83)         $6.29       (31.03%)
Year Ended October 31, 2002             $ 6.29          0.01           (0.76)        (0.75)         $5.54       (11.92%)

                                                                   RATIO / SUPPLEMENTAL DATA
                                   -------------------------------------------------------------------------------------------
                                                              RATIO OF NET       RATIO OF        RATIO OF NET
                                                  RATIO OF     INVESTMENT        EXPENSES         INVESTMENT
                                    NET ASSETS    EXPENSES    INCOME (LOSS)      (PRIOR TO      INCOME (PRIOR TO
                                    AT END OF    TO AVERAGE    TO AVERAGE     REIMBURSEMENTS)   REIMBURSEMENTS)
                                     PERIOD         NET           NET           TO AVERAGE        TO AVERAGE       PORTFOLIO
                                     (000S)        ASSETS        ASSETS        NET ASSETS(b)     NET ASSETS(b)     TURNOVER(c)
                                    ----------   ----------   -------------   ---------------   ----------------   -----------
CLASS A SHARES
Period Ended October 31, 2000(d)      $1,542       1.68%(g)      0.05%(g)          6.74%(g)         (5.01%)(g)        21.59%
Year Ended October 31, 2001           $1,096       1.75%        (0.19%)            5.71%            (4.15%)           34.57%
Year Ended October 31, 2002           $1,046       1.69%        (0.03%)            2.60%            (0.94%)          467.35%

CLASS B SHARES
Period Ended October 31, 2000(d)      $1,519       2.26%(g)     (0.53%)(g)         7.47%(g)         (5.74%)(g)        21.59%
Year Ended October 31, 2001           $1,051       2.35%        (0.78%)            6.47%            (4.90%)           34.57%
Year Ended October 31, 2002           $  936       2.39%        (0.72%)            3.36%            (1.69%)          467.35%

CLASS C SHARES
Period Ended October 31, 2001(e)      $   20       2.35%(g)     (1.04%)(g)         7.40%(g)         (6.09%)(g)        34.57%
Year Ended October 31, 2002           $   19       2.39%        (0.71%)            3.41%            (1.73%)          467.35%

INSTITUTIONAL SERVICE CLASS SHARES
Period Ended October 31, 2000(d)      $1,521       1.36%(g)      0.37%(g)          6.45%(g)          (4.72%)(g)        21.59%
Year Ended October 31, 2001           $1,048       1.42%         0.13%             5.44%             (3.89%)           34.57%
Year Ended October 31, 2002           $1,133       1.42%         0.25%             2.34%             (0.67%)          467.35%

----------
(a)  Excludes sales charge.
(b) During the period certain fees were waived and/or reimbursed. If such waivers/reimbursements had not occurred, the ratios would have been as indicated.
(c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares.
(d) For the period from August 30, 2000 (commencement of operations) through October 31, 2000.
(e) For the period from March 1, 2001 (commencement of operations) through October 31, 2001.
(f)  Not annualized.
(g)  Annualized.

FINANCIAL HIGHLIGHTS

================================================================================

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